UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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CONSTRUCTION PARTNERS, INC.
________________________________________________________________
(Name of Registrant as Specified in its Charter)

N/A
________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, FEBRUARY 22, 2022

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Construction Partners, Inc. (the “Company”) will be held on Tuesday, February 22, 2022, at 9:00 a.m., Central Time, at the Hilton Garden Inn, located at 171 Hospitality Lane, Dothan, Alabama 36303. The Annual Meeting is being held for the following purposes:
1.to elect three Class I directors to serve for a three-year term expiring at the 2025 Annual Meeting of Stockholders;
2.to ratify the appointment of RSM US LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2022;
3.to approve the Construction Partners, Inc. Employee Stock Purchase Plan;
4.advisory, non-binding vote on executive compensation;
5.advisory, non-binding vote on the frequency of future votes to approve executive compensation; and
6.to transact such other business as may properly come before the Annual Meeting or any adjournment, postponement or recess thereof.
The Board of Directors has established January 3, 2022 as the record date for the Annual Meeting. Only holders of the Company’s Class A or Class B common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments, postponements or recesses thereof.
This proxy statement provides you with detailed information about the proposals to be voted on at the Annual Meeting. With this proxy statement, we are also including a copy of our 2021 Annual Report on Form 10-K (the “Annual Report”) in order to provide you with additional information about the Company. We encourage you to read this proxy statement and the Annual Report carefully.
The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice is hereby given may be transacted at any such adjournment.

By Order of the Board of Directors,

Ned N. Fleming, III
Executive Chairman of the Board of Directors
Dothan, Alabama
January 12, 2022

CONSTRUCTION PARTNERS, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, FEBRUARY 22, 2022

This proxy statement (the “Proxy Statement”), along with the accompanying Notice of Annual Meeting of Stockholders (the “Notice”), is furnished on behalf of Construction Partners, Inc. (the “Company”) by its board of directors (the “Board”) and management in connection with the solicitation of your proxy to be voted at the 2022 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 9:00 a.m., Central Time, on Tuesday, February 22, 2022, at the Hilton Garden Inn, located at 171 Hospitality Lane, Dothan, Alabama 36303, and at any adjournments, postponements or recesses thereof.
In this Proxy Statement, unless the context suggests or requires otherwise, references to “the Company,” “we,” “us” and “our” mean Construction Partners, Inc., a Delaware corporation, and, as appropriate, our subsidiaries. References to “SunTx” mean SunTx Capital Partners, a private equity firm based in Dallas, Texas, and its affiliates, which collectively own a controlling interest in our common stock.
We began mailing this Proxy Statement and the accompanying Notice on or about January 12, 2022 to all stockholders of the Company entitled to vote at the Annual Meeting.
________________________________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 22, 2022

This Proxy Statement is available for viewing, downloading and printing at www.proxyvote.com. Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 (the “Annual Report”), which includes our annual financial statements, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or by following the “Investors - SEC Filings” link on our website at www.constructionpartners.net. You may also obtain a printed copy of our Annual Report, including our financial statements, free of charge by sending a written request to the principal executive office of the Company at the following address: Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, Attention: Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
The Board, on behalf of the Company, is providing these proxy materials to you in connection with the Annual Meeting. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement, along with the Notice, summarizes the purposes of the Annual Meeting and certain information that will assist you in determining how to vote at the Annual Meeting.
What is a proxy?
A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Ned N. Fleming, III, our Executive Chairman, Fred J. (Jule) Smith, III, our President and Chief Executive Officer, and R. Alan Palmer, our Executive Vice President and Chief Financial Officer, to act as proxy holders at the Annual Meeting as to all shares for which proxies are returned or voting instructions are provided by internet or telephonic voting.
What is a proxy statement?
A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.
Who is soliciting my proxy?
This proxy solicitation is being made on behalf of the Company by its Board and management. The cost of this solicitation, including the cost of distributing the proxy materials, will be borne by the Company. Officers and employees of the Company may solicit proxies, either through personal contact or by mail, telephone or other electronic means. These officers and employees will not receive additional compensation for soliciting proxies. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed by the Company for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.
What is included in these materials?
These proxy materials include:
•the Proxy Statement for our Annual Meeting;
•a proxy card with a prepaid return envelope; and
•our Annual Report, which includes our audited consolidated financial statements.
This Proxy Statement and form of proxy are being mailed or made available to our stockholders on or about January 12, 2022. The Annual Report does not form any part of the materials for solicitation of proxies.
What proposals will be voted on at the Annual Meeting?
The following five proposals are scheduled to be voted on at the Annual Meeting:
•Proposal 1: the election of three Class I directors to serve for a three-year term expiring at the 2025 Annual Meeting of Stockholders
•Proposal 2: the ratification of the appointment of RSM US LLP (“RSM”) as the Company’s independent registered public accountants for the fiscal year ending September 30, 2022
•Proposal 3: the approval of the Construction Partners, Inc. Employee Stock Purchase Plan (the “ESPP”)
•Proposal 4: a non-binding, advisory vote on our executive compensation
•Proposal 5: a non-binding, advisory vote on the frequency of future advisory votes on our executive compensation

Who may vote at the Annual Meeting?
The Board has fixed January 3, 2022 as the record date (the “Record Date”) for determining stockholders of the Company entitled to receive notice of and vote at the Annual Meeting. Only stockholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were (i) 41,084,301 shares of Class A common stock, par value $0.001, issued and outstanding, held by 240 stockholders of record, including 700,312 shares held by funds and entities controlled by SunTx, and (ii) 11,352,915 shares of Class B common stock, par value $0.001, issued and outstanding, held by 23 stockholders of record, including 8,594,247 shares held by funds and entities controlled by SunTx. The actual number of beneficial holders of our Class A common stock is significantly greater than the number of stockholders of record and includes stockholders who are beneficial owners, but whose shares are held by banks, brokers and other nominees.
What are my voting rights under the Company’s dual class equity structure?
On April 23, 2018, we amended and restated our certificate of incorporation to effectuate a dual class common stock structure consisting of Class A and Class B common stock. This amendment and restatement resulted in the initial authorization of Class A common stock and the automatic conversion of each share of our common stock, par value $0.001 per share, into 25.2 shares of Class B common stock. In this Proxy Statement, we refer to these actions collectively as the “Reclassification,” and we refer to the Class A and Class B common stock collectively as the “common stock.”
The rights of holders of our Class A common stock and our Class B common stock are identical, except with respect to voting rights, conversion rights and certain transfer restrictions applicable to our Class B common stock. With respect to each proposal to come before the stockholders at the Annual Meeting, including the election of directors, each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes. As of the Record Date, there were (i) 41,084,301 shares of Class A common stock outstanding, representing 78.3% of our total equity ownership and 26.6% of the total voting power of our outstanding common stock, and (ii) 11,352,915 shares of Class B common stock outstanding, representing 21.7% of our total equity ownership and 73.4% of the total voting power of our outstanding common stock. As of the Record Date, funds and entities controlled by SunTx held 700,312 shares of Class A common stock and 8,594,247 shares of Class B common stock. As a result of this ownership structure, holders of our Class B common stock, and SunTx in particular, have the ability to elect all of the members of our Board and to control the outcome of any other proposals to come before the stockholders at the Annual Meeting.
If I hold my shares through a brokerage firm, bank or other nominee, how do I vote at the Annual Meeting?
If your shares are held through a brokerage firm, bank or other nominee (collectively, “nominees”), then you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you are invited to attend the Annual Meeting. However, you may vote shares held in “street name” in person at the Annual Meeting only if you obtain a signed proxy from the record holder (your nominee) giving you the right to vote the shares. You also have the right to direct your nominee how to vote your shares. Your nominee should have enclosed a voting instruction form explaining the process for voting your shares.
What is a broker non-vote and how are broker non-votes treated?
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner about how to vote on the proposal and does not have discretionary voting power for that proposal. If your shares are held in street name through a nominee and you do not instruct your nominee about how to vote your shares, then your nominee may vote your shares only on routine matters or, in its discretion, may leave your shares unvoted. Broker non-votes will be counted as present for purposes of establishing a quorum.
The ratification of RSM as our independent registered public accounting firm for our fiscal year ending September 30, 2022 (Proposal 2) is the only routine matter to be presented at the Annual Meeting. The other four matters are non-routine, and brokers will not be allowed to vote on these proposals without specific voting instructions from beneficial owners.

If I am a stockholder of record, how do I vote at the Annual Meeting?
If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, Inc. (“Continental”), then you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As the stockholder of record, you may vote your shares in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring to the Annual Meeting proof of your identity and your ownership of the Company’s common stock on the Record Date, such as the enclosed proxy card or a statement of ownership from Continental. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to, or are otherwise unable to, attend the Annual Meeting.
You also have the right to grant your voting proxy directly to the persons named as proxy holders, Ned N. Fleming, III, our Executive Chairman, Fred J. (Jule) Smith, III, our President and Chief Executive Officer, and R. Alan Palmer, our Executive Vice President and Chief Financial Officer, by any of the following means:
•By Internet: Go to the website www.proxyvote.com and follow the instructions. You will need the control number included on the enclosed proxy card in order to vote by internet.
•By Telephone: Dial toll-free 1-800-690-6903 and follow the recorded instructions. You will need the control number included on the enclosed proxy card in order to vote by telephone.
•By Mail: Mark your selections on the enclosed proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the enclosed pre-paid envelope. Mailed proxy cards must be received no later than February 21, 2022 in order to be counted at the Annual Meeting.
In accordance with the Company’s amended and restated by-laws, a complete list of stockholders of record who are entitled to vote at the Annual Meeting will be available for inspection during the ten-day period prior to the Annual Meeting at the main office of the Company during regular business hours and at the Annual Meeting.
May I revoke my proxy or change my voting instructions?
You may revoke your proxy or change your voting instructions prior to the Annual Meeting. If your shares are held through a nominee, you must follow the instructions from your nominee on how to change or revoke your voting instructions or how to vote in person at the Annual Meeting. If you are a stockholder of record, you may enter new voting instructions by using the internet or telephone methods described above or by mailing a new proxy card bearing a later date. Any of these methods will automatically revoke your earlier voting instructions if they are received by 11:59 p.m., Central Time, on February 21, 2022. You may also enter a new vote by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you cast a new vote at the Annual Meeting.
What vote is required to approve each proposal, and what are my choices when voting?
The election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. Under a plurality voting standard, the directors who are elected to serve on our Board will be the three nominees receiving the highest number of votes cast in the election. For each nominee, stockholders may either vote “FOR” that nominee or “WITHHOLD” their vote with respect to that nominee.  Accordingly, shares electing to “WITHHOLD” from voting for a particular nominee will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors.
Each of the other proposals requires for approval the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the applicable proposal. Under this standard, a proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. With respect to Proposals 2, 3 and 4, stockholders may either vote “FOR” or “AGAINST” the proposal or may “ABSTAIN” from voting on the proposal.  With respect to Proposal 5, stockholders may vote to hold future advisory votes on executive compensation every “ONE YEAR,” “TWO YEARS” or “THREE YEARS” or may “ABSTAIN” from voting on the proposal. Shares abstaining from voting on the proposal and broker non-votes, if any, will be counted as present for purposes of establishing a quorum but will have no effect on the outcome of the vote.

Your votes with respect to the approval of the compensation of our named executive officers (Proposal 4) and the frequency of future advisory votes on executive compensation (Proposal 5) are advisory, which means the result of each such vote is non-binding on us, the Board and the committees of the Board. Although non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding executive compensation.
The holders of our common stock do not have cumulative voting rights with respect to the matters to be acted on at the Annual Meeting. Therefore, stockholders holding a majority in voting power of the shares of our common stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Why am I being asked to approve the ESPP?

The purpose of the ESPP is to provide eligible employees with the opportunity to purchase shares of our Class A common stock at a discount through accumulated payroll deductions. The Board believes that the ESPP will be a key factor in retaining existing employees, recruiting and retaining new employees and aligning the interests of our employees with those of our stockholders. The ESPP is designed to qualify as an employee stock purchase plan under Section 423 the Internal Revenue Code of 1986, as amended (the “Code”). Stockholder approval of the ESPP is required in order to comply with the requirements of Section 423 of the Code. A copy of the ESPP is attached to this Proxy Statement as Annex A.

What is the Board’s voting recommendation for the proposals?
The Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the approval of Proposals 2, 3 and 4, and “THREE YEARS” with respect to Proposal 5. If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on the proposals, your shares will be voted in accordance with the Board recommendations described above. The Board urges you to review these proxy materials carefully before you vote.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are unavailable at the time at which we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What happens if additional proposals are presented at the Annual Meeting?
Other than the proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Ned N. Fleming, III, our Executive Chairman, Fred J. (Jule) Smith, III, our President and Chief Executive Officer, and R. Alan Palmer, our Executive Vice President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, one or more of the Company’s nominees is not available as a candidate for director, then the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
What is the quorum requirement for the Annual Meeting?
The presence in person or by proxy of the holders of shares representing a majority of the voting power of all outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum, but will have no effect on the outcome of the vote on the proposals to be presented at the Annual Meeting.
Who will count the vote?
We have engaged Broadridge Financial Solutions, Inc. to tabulate the votes represented by proxies from brokerage firms, banks and other nominees and stockholders of record. A representative of the Company will act as the inspector of election.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation and certification of the votes and (iii) to facilitate a successful proxy solicitation by the Board.
Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?
You may submit proposals and director nominations for consideration at future Annual Meetings of Stockholders as follows:
Stockholder Proposals under Rule 14a-8: In order for a proposal by a stockholder of the Company to be eligible to be included in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders pursuant to the proposal process mandated by Rule 14a-8 under the Exchange Act (“Rule 14a-8”), the proposal generally must be received by the Company on or before September 14, 2022 and must comply with the informational and other requirements set forth in Regulation 14A under the Exchange Act.
Other Stockholder Proposals and Nomination of Director Candidates: The Company’s amended and restated by-laws also permit stockholders to nominate directors or submit proposals for a vote at a meeting of stockholders outside of the process provided by Rule 14a-8. In order for a stockholder to raise a proposal from the floor at an Annual Meeting of Stockholders or nominate an individual for election as a director, the proposal or nomination generally must be received by the Company not more than 120 days or less than 90 days before the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders. Thus, in order for a proposal or nomination to be timely for the 2023 Annual Meeting of Stockholders, the proposal, together with the information required under the applicable by-law provision, generally must be received by the Company not earlier than October 25, 2022 or later than November 24, 2022.
Copy of Amended and Restated By-Law Provisions: Our amended and restated by-laws are available on the SEC’s website at http://www.sec.gov. You may also contact our Secretary at our corporate headquarters for a copy of the relevant provisions of our amended and restated by-laws regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of our amended and restated by-laws is available on our website at www.constructionpartners.net under the “Investors - Governance” tab.
For additional information about the deadlines for stockholder proposals and nominations for director candidates, see the discussion below under the heading “Deadline for Stockholder Proposals.”
What does it mean if I receive more than one set of proxy materials?
If you received more than one set of proxy materials, then your shares are registered in different names or are in more than one account. For each set of proxy materials that you receive, please submit your vote for the control number that has been assigned to you in such materials.
How do I obtain a separate set of proxy materials if I share an address with other stockholders?
To reduce expenses, in some cases, we may deliver one set of proxy materials to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. However, in such situations, a separate proxy card has been included with the proxy materials for each stockholder. If you have received only one set of proxy materials, you may request separate copies to be delivered promptly at no additional cost to you by calling us at (334) 673-9763 or by writing to us at Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, Attention: Secretary. We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single set of proxy materials was delivered.
If I share an address with other stockholders of the Company, how can we receive only one set of proxy materials for future meetings?
You may request that we send you and the other stockholders who share an address with you only one set of proxy materials by calling us at (334) 673-9763 or by writing to us at Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, Attention: Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by: (i) each of our directors, including each director nominee; (ii) each of our named executive officers (our “NEOs”); (iii) all of our directors and executive officers as a group; and (iv) each stockholder known by the Company to beneficially own more than 5% of a class of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that an individual or group has the right to acquire within 60 days of the Record Date, including through the exercise of derivative securities, such as options, are deemed to be beneficially owned by such individual or group and are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
The applicable percentage of ownership is based on a total of 41,084,301 shares of Class A common stock and 11,352,915 shares of Class B common stock outstanding as of the Record Date. Each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to ten votes per share. The Class A common stock and Class B common stock vote together on all matters submitted to a vote of stockholders, unless otherwise required by applicable law, our amended and restated certificate of incorporation or our amended and restated by-laws. Neither class of our common stock has cumulative voting rights. Except as indicated in the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own. The Company does not know of any arrangements, including any pledge by any person of the Company’s securities, the operation of which may at a subsequent date result in a change in control of the Company. Unless otherwise indicated, the address for each director and NEO is: c/o Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303.

	Common Stock Beneficially Owned
	Class A		Class B
Name of Beneficial Holder	Shares	% of Class	Shares	% of Class	% of Total Voting Power †
5% STOCKHOLDERS
SunTx Fulcrum Fund Prime, L.P. (1) (8) (9) (11)	37,248	*	1,788,520	15.8%	11.6%
SunTx Fulcrum Dutch Investors Prime, L.P. (2) (8) (9) (11)	—	*	677,629	6.0%	4.4%
SunTx Capital Partners, L.P. (3) (9) (11)	—	*	2,399,999	21.1%	15.5%
SunTx Capital Partners II, L.P. (4) (10) (11)	428,817	1.0%	2,496,267	22.0%	16.4%
SunTx Capital Partners II Dutch Investors, L.P. (5) (10) (11)	234,247	*	1,228,463	10.8%	8.1%
SunTx Capital Management Corp. (6) (11)	—	*	2,695	*	*
SunTx Capital II Management Corp. (7) (11)	—	*	674	*	*
Grace, Ltd. (12)	—	—	1,250,000	11.0%	8.1%
Conestoga Capital Advisors, LLC (13)	5,144,652	12.5%	—	—	3.3%
Wasatch Advisors, Inc. (14)	3,599,484	8.8%	—	—	2.3%
Kayne Anderson Rudnick Investment Management LLC (15)	2,521,127	6.1%	—	—	1.6%

DIRECTORS
Ned N. Fleming, III (16) (17)	840,137	2.0%	9,032,866	79.6%	59.0%
Craig Jennings (16) (18)	738,504	1.8%	8,686,346	76.5%	56.7%
Mark R. Matteson (16) (19)	739,504	1.8%	8,740,039	77.0%	57.0%
Michael H. McKay	41,291	*	35,406	*	*
Charles E. Owens (20)	—	—	1,252,695	11.0%	8.1%
Stefan L. Shaffer	38,192	*	—	—	*
Noreen E. Skelly	25,191	*	—	—	*
Fred J. (Jule) Smith, III (21)	124,498	*	426,523	3.8%	2.8%

	Common Stock Beneficially Owned
	Class A		Class B
Name of Beneficial Holder	Shares	% of Class	Shares	% of Class	% of Total Voting Power †

NON-DIRECTOR NEOS
M. Brett Armstrong (22)	48,200	*	20,160	* %	*
Robert P. Flowers (23)	58,825	*	5,990	* %	*
John L. Harper (24)	250,578	*	—	—	*
R. Alan Palmer (25)	31,500	*	130,209	1.1%	*

All Directors and Executive Officers as a Group (15 persons)	1,624,841	4.0%	11,141,740	98.1%	73.1%

*	Represents less than 1%.
†	Represents the voting power with respect to all shares of Class A common stock and Class B common stock outstanding as of the Record Date, voting as a single class.
(1)	Shares are held directly by SunTx Fulcrum Fund Prime, L.P. (“SunTx Fulcrum Fund”).
(2)	Shares are held directly by SunTx Fulcrum Dutch Investors Prime, L.P. (“SunTx Fulcrum Dutch Fund”).
(3)	Shares are held directly by SunTx Capital Partners L.P. (“SunTx Partners”).
(4)	Shares are held directly by SunTx Capital Partners II, L.P. (“SunTx Partners II”).
(5)	Shares are held directly by SunTx Capital Partners II Dutch Investors, L.P. (“SunTx Partners II Dutch”).
(6)	Shares are held directly by SunTx Capital Management Corp. (“SunTx Capital Management”).
(7)	Shares are held directly by SunTx Capital II Management Corp. (“SunTx Capital II Management”).
(8)	The general partner of SunTx Fulcrum Fund and SunTx Fulcrum Dutch Fund is SunTx Partners.
(9)	The general partner of SunTx Partners is SunTx Capital Management.
(10)	The general partner of SunTx Partners II and SunTx Partners II Dutch is SunTx Capital Partners II GP, LP (“SunTx Partners II GP”). The general partner of SunTx Partners II GP is SunTx Capital II Management.
(11)	Ned N. Fleming, III, Executive Chairman of our Board, is the sole shareholder and director of SunTx Capital Management and is the majority shareholder and sole director of SunTx Capital II Management. Craig Jennings and Mark R. Matteson, each a director of the Company, are executive officers of SunTx Capital Management and shareholders of SunTx Capital II Management. Each of SunTx Partners, SunTx Capital Management, SunTx Partners II GP, SunTx Capital II Management, Mr. Fleming, Mr. Jennings and Mr. Matteson may be deemed to beneficially own securities of the Company held by SunTx Fulcrum Fund, SunTx Fulcrum Dutch Fund, SunTx Partners II and SunTx Partners Dutch LP (collectively, the “SunTx Funds”). Each such entity and person disclaims beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. The business address of each of the foregoing persons and entities, as well as the SunTx Funds, is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 1000, Dallas, Texas 75240.
(12)	Charles E. Owens, the Vice Chairman of our Board, is the general partner of Grace, Ltd. As the general partner of Grace, Ltd., Mr. Owens may be deemed to beneficially own shares held by Grace, Ltd. Mr. Owens disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The business address of Grace, Ltd. is 10 Chateau Place, Dothan, Alabama 36303.
(13)	Beneficial ownership information is as of December 31, 2020, as reported on a Schedule 13G/A filed by Conestoga Capital Advisors, LLC (“Conestoga”) on January 6, 2021. As reported on the Schedule 13G/A, Conestoga beneficially owned a total of 5,144,652 shares of Class A common stock as of the report date, including 2,885,801 shares in the Conestoga Small Cap Fund. Of the reported shares, Conestoga had sole voting power over 4,908,603 shares and sole dispositive power over 5,144,652 shares. The address of the business office of Conestoga is 550 East Swedesford Road, Suite 120, Wayne, Pennsylvania 19087.

(14)	Beneficial ownership information is as of March 31, 2021, as reported on a Schedule 13G/A filed by Wasatch Advisors, Inc. (“Wasatch”) on April 9, 2021. As reported on the Schedule 13G/A, Wasatch beneficially owned a total of 3,599,484 shares of Class A common stock as of the report date. Wasatch held sole voting and dispositive power over all shares that it beneficially owned as of such date. The address of the business office of Wasatch is 505 Wakara Way, Salt Lake City, Utah 84108.
(15)	Beneficial ownership information is as of December 31, 2020, as reported on a Schedule 13G filed by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”) on February 11, 2021. As reported on the Schedule 13G, Kayne Anderson beneficially owned a total of 2,521,127 shares of Class A common stock as of the report date. Of the reported shares, Kayne Anderson held sole voting and dispositive power over 1,732,892 shares and shared voting and dispositive power over 788,235 shares. The address of the business office of Kayne Anderson is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067.
(16)	Includes shares of Class A and Class B common stock held by the SunTx Funds and related entities. See footnote 11 above.
(17)	Includes (a) 4,000 Class A shares owned by Mr. Fleming’s spouse, (b) 272 Class B shares held by Boyle Fleming & Co, Inc., a corporation for which Mr. Fleming serves as an executive officer and, in such capacity, holds the power to vote and direct the disposition of the shares, (c) 438,347 Class B shares held by Malachi Holdings, L.P., a limited partnership for which Mr. Fleming serves as general partner and, in such capacity, holds the power to vote and direct the disposition of the shares, and (d) 21,250 restricted Class A shares that will vest as to two-thirds of the award on January 1, 2024 and as to the remaining one-third of the award on January 1, 2025.
(18)	Includes 92,099 Class B shares held by CJCT Associates, L.P., a limited partnership for which Mr. Jennings serves as general partner and, in such capacity, holds the power to vote and direct the disposition of the shares.
(19)	Includes 145,792 Class B shares held by AMDG Associates, L.P., a limited partnership for which Mr. Matteson serves as general partner and, in such capacity, holds the power to vote and direct the disposition of the shares.
(20)	Includes 1,250,000 Class B shares held by Grace, Ltd. See footnote 12 above.
(21)
Includes 134,582 shares of Class B common stock held by Tar Frog Investment Management, LLC, a limited liability company for which Mr. Smith serves as co-manager, and, in such capacity, shares the power to vote and direct the disposition of the shares. Also includes 120,666 restricted Class A shares that vested or will vest, as applicable, as follows: (a) 7,500 shares that vest in one-third increments on January 4, 2022, 2023 and 2024, (b) 5,500 shares that vest in one-third increments on September 30, 2022, 2023 and 2024, (c) 7,666 shares that vest in one-fourth increments on September 30, 2022, 2023, 2024 and 2025, and (d) 100,000 shares that vest in one-half increments on September 30, 2024 and 2025. As of the Record Date, Mr. Smith had pledged a total of 3,832 Class A shares and 291,941 Class B shares as security for personal financial arrangements. These pledges were approved by the Company in advance pursuant to the Company’s policy governing such arrangements.

(22)
Includes 46,850 restricted Class A shares that vest as follows: (a) 2,850 shares that vest in one-third increments on September 30, 2022, 2023 and 2024, (b) 4,000 shares that vest in one-fourth increments on September 30, 2022, 2023, 2024 and 2025, and (c) 40,000 shares that vest in one-half increments on September 30, 2024 and 2025.

(23)
Includes 57,560 restricted Class A shares that vest as follows: (a) 3,150 shares that vest in one-third increments on September 30, 2022, 2023 and 2024, (b) 4,410 shares that vest in one-fourth increments on September 30, 2022, 2023, 2024 and 2025, and (c) 50,000 shares that vest in one-half increments on September 30, 2024 and 2025.

(24)
Includes 500 shares owned by Mr. Harper’s spouse. Also includes 57,833 restricted Class A shares that vest as follows: (a) 3,263 shares that vest in one-third increments on September 30, 2022, 2023 and 2024, (b) 4,570 shares that vest in one-fourth increments on September 30, 2022, 2023, 2024 and 2025, and (c) 50,000 shares that vest in one-half increments on September 30, 2024 and 2025. As of the Record Date, Mr. Harper had pledged a total of 192,155 Class A shares as security for personal financial arrangements. This pledge was approved by the Company in advance pursuant to the Company’s policy governing such arrangements.

(25)	Includes 20,000 restricted Class A shares that vest in one-half increments on September 30, 2024 and 2025.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors
Our amended and restated certificate of incorporation provides that the number of members of the Board will be determined from time to time by resolution of the Board. Currently, the Board consists of eight members. The Board is divided into three classes, with Classes I and III consisting of three directors each and Class II consisting of two directors. The directors in each class serve three-year terms, with one class elected each year.
Our current directors are divided into the following classes:
•Class I, consisting of Ned N. Fleming, III, Charles E. Owens and Fred J. (Jule) Smith, III, whose terms will expire at the Annual Meeting;
•Class II, consisting of Craig Jennings and Mark R. Matteson, whose terms will expire at the 2023 Annual Meeting of Stockholders; and
•Class III, consisting of Michael H. McKay, Stefan L. Shaffer and Noreen E. Skelly, whose terms will expire at the 2024 Annual Meeting of Stockholders.

Information about the Nominees and Other Directors
Set forth below are the biographies of each of the nominees and our other directors, including their names, ages, the committees of the Board on which they serve, offices in the Company, if any, principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that each person listed below should serve as a director is set forth below. The stock ownership of each director is set forth in the table above entitled “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position
Ned N. Fleming, III (2) (3)	61	Executive Chairman of the Board
Craig Jennings	63	Director
Mark R. Matteson (2) (3)	58	Director
Michael H. McKay (1)	60	Director
Charles E. Owens (3)	71	Vice Chairman of the Board
Stefan L. Shaffer (1) (2)	64	Director
Noreen E. Skelly (1)	57	Director
Fred J. (Jule) Smith, III	52	President, Chief Executive Officer and Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
Class I Nominees - Terms Expire at the Annual Meeting
Ned N. Fleming, III is one of the founders of our Company and has served as Executive Chairman of the Board since our inception. He has served as Managing Partner of SunTx since 2001 and also serves as chairman of the board of directors of Big Outdoor LLC. Mr. Fleming previously served as a member of the board of directors of Veritex Holdings, Inc., a publicly traded bank holding company, DF&R Restaurants, Inc., a formerly publicly traded restaurant operator, and Spinnaker Industries, Inc., a publicly traded material manufacturing company. Prior to co-founding SunTx in 2001, Mr. Fleming served as President and Chief Operating Officer of Spinnaker Industries, Inc. until its sale in 1999. Prior to that, Mr. Fleming worked at a Dallas-based private investment firm, where he led acquisitions in the food and beverage and defense industries. Mr. Fleming received a Master of Business Administration with distinction from Harvard Business School and a Bachelor of Arts in Political Science from Stanford University. As a result of his role with our Company since our inception, Mr. Fleming has significant knowledge of us and our industry, which we believe makes him well-qualified to serve as a director of our Company.

Charles E. Owens is one of the founders of our Company and served as our President and Chief Executive Officer and as a member of our Board from our inception until March 2021, when he transitioned to the role of Vice Chairman of our Board. From 1990 until its sale in 1999, Mr. Owens was President and Chief Executive Officer of Superfos Construction U.S., Inc. (“Superfos”), the North American operation of Superfos a/s, a publicly held Danish company. During his tenure at Superfos, he oversaw the successful acquisition and integration of approximately 35 companies, leading Superfos to become one of the largest highway construction companies in the United States. Prior to 1990, Mr. Owens was President of Couch Construction, Inc., a subsidiary of Superfos headquartered in Dothan, Alabama. Mr. Owens received a Bachelor of Business Administration from Troy University. As a result of his role with our Company since our inception, Mr. Owens has significant knowledge of us and our industry, which we believe makes him well-qualified to serve as a director of our Company.
Fred J. (Jule) Smith, III has served as our President and Chief Executive Officer since April 2021 and as a member of our Board since November 2021. Before that, Mr. Smith served as our Chief Operating Officer from October 2020 to March 2021 and as a Senior Vice President of the Company since 2017. Until October 2020, Mr. Smith also served in various management roles for FSC II, LLC, our North Carolina subsidiary (“FSC”), since 2005, including as its President from 2009 to 2020. Before joining FSC, Mr. Smith served as Chief Operating Officer of Fred Smith Construction, Inc. from 2005 to 2009. Prior to that, he held various other positions within Fred Smith Construction, Inc. and also served in the supply corps of the U.S. Navy. Mr. Smith received a Master of Business Administration and a Bachelor of Arts in History from Wake Forest University. We believe that Mr. Smith’s extensive experience in our industry and tenure as a key officer of our Company make him well-qualified to serve as a director of our Company.
Class II Continuing Directors - Terms Expire in 2023
Craig Jennings has served as a member of the Board since 2017. Since 2001, he has been a partner and Chief Financial Officer of SunTx. Prior to co-founding SunTx, Mr. Jennings was Vice President of Finance and Treasurer of Spinnaker Industries, Inc., a publicly traded materials manufacturing company, until its sale in 1999. Prior to that, Mr. Jennings held senior finance positions at a publicly traded oil field services company and a publicly traded food and beverage company, and also was a Senior Audit Manager with Ernst & Young LLP. Mr. Jennings received his Bachelor of Business Administration from the University of Toledo and is a Certified Public Accountant. We believe that Mr. Jennings’ investment, financial and directorship experience makes him well-qualified to serve as a director of our Company.
Mark R. Matteson has served as a member of the Board since our inception. Since 2001, he has been a partner of SunTx. Prior to co-founding SunTx in 2001, Mr. Matteson was Vice President of Corporate Development of Spinnaker Industries, Inc., a publicly traded materials manufacturing company, until its sale in 1999. He currently serves as chairman of the board of directors of Freedom Truck Finance, LLC and as a member of the board of directors of Anchor Partners, LLC. Mr. Matteson received a Master of Business Administration from Georgetown University and a Bachelor of Arts in Foreign Service and International Politics from The Pennsylvania State University. As a result of his role with our Company since our inception, Mr. Matteson has significant knowledge of us and our industry, which we believe makes him well-qualified to serve as a director of our Company.
Class III Continuing Directors - Terms Expire in 2024
Michael H. McKay has served as a member of the Board since 2002. Mr. McKay has been an Advisory Partner at Bain & Company since 2009. He also serves as a member of the board of directors of Big Outdoor Holdings, LLC and Hubbardton Forge, LLC. Since joining Bain & Company in 1987, he helped found its Private Equity Group and has evaluated and developed strategies for hundreds of businesses. From 2004 to 2006, Mr. McKay served as Chief Investment Officer of a principal investment firm based in Washington, D.C., making public and private investments, and was Managing Partner of a Boston-based hedge fund from 2006 to 2009. Mr. McKay is also a Senior Lecturer at the Brandeis International Business School, where he has served on the faculty since 2010. Mr. McKay received a Master of Business Administration from The University of Chicago Graduate School of Business, where he received the Mayer Prize as top graduating student, and a Bachelor of Arts with high distinction in Economics from Harvard University. We believe that Mr. McKay’s experience analyzing, financing and investing in public and private companies makes him well-qualified to serve as a director of our Company.
Stefan L. Shaffer has served as a member of the Board since 2018. Mr. Shaffer is the Managing Partner of SPP Capital Partners, a middle market investment banking and asset management firm that he co-founded in 1989. Prior to founding SPP Capital Partners, Mr. Shaffer was a Vice President in the Private Placement Group at Bankers Trust Company from 1986 to 1989, and worked as an attorney with the law firm of White & Case LLP from 1982 to 1986. Mr. Shaffer received a Juris Doctor from Cornell University Law School and a Bachelor of Arts from Colgate University. We believe that Mr. Shaffer’s experience analyzing, financing and advising public and private companies makes him well-qualified to serve as a director of our Company.

Noreen E. Skelly has served as a member of our Board since 2019. Ms. Skelly currently serves as the Chief Financial Officer for Broadway National Bank, a commercial bank headquartered in San Antonio, Texas. She previously served as Executive Vice President and Chief Financial Officer of Veritex Holdings, Inc., the holding company of Veritex Community Bank, headquartered in Dallas, Texas, from June 2012 through January 2019. Prior to that, Ms. Skelly was the Chief Financial Officer of Highlands Bancshares, Inc., a bank holding company located in the Dallas, Texas area. Her experience includes serving in various senior management positions within the corporate finance functions at Comerica Bank and ABN AMRO / LaSalle Bank. Ms. Skelly began her professional career at the Federal Reserve Bank of Chicago and was promoted to serve as an accounting policy analyst for the Board of Governors of the Federal Reserve System in Washington, D.C. Ms. Skelly received a Master of Business Administration from the University of Chicago Booth School of Business and a Bachelor of Business Administration in finance from the University of Texas at Austin. We believe that Ms. Skelly’s experience as a chief financial officer of a publicly traded company and as a finance executive make her well-qualified to serve as a director of our Company.

Board Skills, Experience and Diversity

At Construction Partners, we value diversity throughout our Company, including on our Board, and seek to achieve a mix of Board members that represents a diversity of background and experience. We believe that diversity among the members of our Board is an integral component of effective corporate governance, improves the quality of decision-making and strategic vision, and represents the kind of company we aspire to be. Our Board is representative of a diverse group of backgrounds, viewpoints and ages. As described further below under the heading “Nomination and Consideration of Director Candidates,” we consider candidates for Board service first on the basis of merit, while giving due consideration to diversity criteria.

The table below summarizes certain key qualifications, skills and attributes possessed by our directors that support their respective contributions to our Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. Our directors’ biographies describe each director’s background and relevant experience in more detail.

Skill or Experience	Fleming	Jennings	Matteson	McKay	Owens	Shaffer	Skelly	Smith
Leadership	✓	✓	✓	✓	✓	✓	✓	✓
Finance/Accounting	✓	✓	✓	✓	✓	✓	✓	✓
Government Relations					✓	✓
Insurance	✓		✓
Heavy Industry	✓		✓	✓	✓			✓
Investor Relations	✓	✓	✓	✓	✓	✓	✓
Investments	✓	✓	✓	✓	✓	✓	✓
HR / Executive Compensation	✓	✓	✓		✓	✓
Sustainability / ESG	✓				✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓
Capital Markets	✓	✓	✓	✓		✓	✓

In accordance with Nasdaq Listing Rule 5605(f), the following chart sets forth certain self-identified personal demographic characteristics of our directors.
Board Diversity Matrix (As of December 31, 2021)

Total Number of Directors			8
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7		—	—

Part II: Demographic Background
White	1	7		—	—

Information about Executive Officers Who Are Not Also Directors
The following table sets forth certain information about our executive officers who are not also directors. Executive officers are elected annually by the Board to serve at the Board’s discretion until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification or removal.

Name	Age	Position
R. Alan Palmer	69	Executive Vice President and Chief Financial Officer
Todd K. Andrews	59	Chief Accounting Officer
M. Brett Armstrong	60	Senior Vice President
J. Ryan Brooks	33	Senior Vice President, Legal
Robert P. Flowers	62	Senior Vice President
John L. Harper	57	Senior Vice President
Gregory A. Hoffman	56	Senior Vice President, Finance
R. Alan Palmer is one of the founders of our Company and has served as our Executive Vice President and Chief Financial Officer since 2006. Between 2001 and 2006, Mr. Palmer provided consulting services to the Company. Prior to 2000, Mr. Palmer was Vice President and Chief Financial Officer of Couch Construction, Inc. and Superfos. Mr. Palmer received a Bachelor of Science in Accounting from Auburn University.
Todd K. Andrews has served as our Chief Accounting Officer since December 2018. Prior to that, Mr. Andrews served as the Company’s Controller, a role that he held since 2008. Before joining the Company, Mr. Andrews served for more than nine years as Chief Financial Officer of Graceba Total Communications, Inc., a provider of cable television and broadband internet services, and in accounting roles at two banking institutions. Mr. Andrews is a Certified Public Accountant and holds Bachelor of Science degrees in Accounting and Computer Science from Troy University.
M. Brett Armstrong has served as our Senior Vice President since 2017 and in various management positions at Wiregrass Construction Company, Inc. (“WCC”), our Alabama subsidiary, since 2000, including as its Chief Operating Officer since 2010. Prior to joining WCC, he was Area Manager over the Columbus, Georgia division of Ashland Paving and Construction, Inc. Prior to that, he was Area Manager over the Columbus, Georgia division of Superfos. Mr. Armstrong holds a Bachelor of Science in Civil Engineering from Auburn University.
J. Ryan Brooks has served as our Senior Vice President, Legal, since 2018. Prior to joining the Company, Mr. Brooks was in private law practice at Maynard, Cooper & Gale, P.C. in Birmingham, Alabama, where he represented both public and private companies in a variety of corporate matters, including mergers and acquisitions, securities offerings and regulatory compliance. Mr. Brooks holds a Juris Doctor from Vanderbilt University Law School and a Bachelor of Science in Accounting from Auburn University.
Robert P. Flowers has served as our Senior Vice President since 2017 and has served as President of C.W. Roberts Contracting, Inc., our subsidiary, since joining our Company in 2013. Prior to joining our Company, he was Executive Vice President of Estimating and Construction for Barlovento, LLC, a general contractor performing civil and commercial construction throughout the United States. Prior to that, Mr. Flowers was the Georgia Platform President of Superfos.
John L. Harper has served as our Senior Vice President since 2017 and has served as President of WCC, our subsidiary, since 1996. Prior to becoming President of WCC, he served as Vice President of Estimating/Project Management of WCC. An active member of several state and national highway construction organizations, Mr. Harper has previously served as the Chairman of the National Asphalt Pavement Association. Mr. Harper received a Bachelor of Science in Finance from Auburn University.
Gregory A. Hoffman has served as our Senior Vice President, Finance since April 2021. Prior to that, Mr. Hoffman served as Chief Financial Officer of WCC, our subsidiary, from 2009 to 2021. Before joining our organization, Mr. Hoffman served in various roles at Corporate Express, Inc., a Staples company, including as Division Controller and Vice President, Operations, and also as Division Controller for APAC-Georgia, Inc., a heavy civil infrastructure company. Prior to that, Mr. Hoffman was a Manager at Ernst & Young LLP, where he managed audit engagement teams serving a variety of industries, including construction. Mr. Hoffman holds a Bachelor of Science in Accounting from the University of Alabama.

Certain Director and Executive Officer Relationships
None of our current directors, director nominees or executive officers were selected pursuant to any arrangement or understanding, other than with our directors and executive officers acting within their capacities as such. There are no family relationships between or among any of our directors, director nominees and executive officers. No director or executive officer of the Company currently serves as a director of a company that (i) has a class of securities registered under, or that is subject to the periodic reporting requirements of, the Exchange Act, or (ii) is an investment company registered under the Investment Company Act of 1940. None of our directors or executive officers has been involved in any legal proceedings during the past 10 years that are material to an evaluation of the ability or integrity of such person. In addition, none of our directors, executive officers or 5% stockholders or any associate of any of the foregoing has been involved in any legal proceedings in which such person has or had a material interest adverse to the Company or any of our subsidiaries. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of the Company.

Director Independence and Controlled Company Exemption
Because SunTx beneficially owns a majority of the voting power of our outstanding common stock, we are a “controlled company” under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). As a controlled company, we are exempt from certain Nasdaq governance requirements that would otherwise apply to the composition and function of our Board. For example, we are not required to comply with certain rules that would otherwise require, among other things, (i) our Board to have a majority of independent directors, (ii) the compensation of our executive officers to be determined by a majority of the independent directors or a committee of independent directors, and (iii) director nominees to be selected or recommended either by a majority of the independent directors or a committee of independent directors. Notwithstanding our status as a controlled company, we remain subject to the requirements that our independent directors hold regular executive sessions and that our Audit Committee consist entirely of independent directors.
If at any time we cease to be a controlled company, we will take all action necessary to comply with the Nasdaq listing rules, including appointing a majority of independent directors to our Board and ensuring that our Compensation Committee and our Nominating and Corporate Governance Committee are each composed entirely of independent directors, subject to any permitted “phase-in” periods. We will no longer qualify as a controlled company once SunTx ceases to own a majority of the voting power of our outstanding common stock.
To qualify as “independent” under the Nasdaq listing rules, a director must meet certain objective criteria set forth in the Nasdaq listing rules, and our Board must affirmatively determine that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) that would interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a director. Among other things, the Nasdaq independence criteria include that the director not be our employee and not have engaged in various types of business dealings with the Company.
To assess director independence as defined in the Nasdaq listing rules, our Board has reviewed (i) all direct or indirect business relationships between each director (including his or her immediate family members) and the Company, including relationships that would require disclosure pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and relationships that do not rise to the level of requiring such disclosure, and (ii) each director’s relationships with charitable organizations. Based on this review, our Board has determined that Michael H. McKay, Stefan L. Shaffer and Noreen E. Skelly are “independent” directors under the Nasdaq listing rules. Additionally, our Board has determined that Messrs. McKay and Shaffer and Ms. Skelly satisfy the heightened independence requirements of Rule 10A-3 under the Exchange Act for purposes of Audit Committee membership.

Board Leadership Structure
The Board oversees the business and affairs of the Company and monitors the performance of its management. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s executive officers. Directors also communicate with the Company’s outside advisors, as necessary.
Members of the Board are elected by our stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that the Company and its performance may benefit.

The role of Executive Chairman of the Board includes providing continuous feedback on the direction, performance and strategy of the Company, presiding as chairman of Board meetings, setting the Board’s agenda with management and leading the Board in anticipating and responding to opportunities and challenges faced by the Company. Ned N. Fleming, III currently serves as the Executive Chairman of our Board. Our Board does not have a formal policy regarding the combination of the roles of Executive Chairman and Chief Executive Officer because the Board believes that it is in the best interests of the Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons. The Board believes that the current separation of the roles of Executive Chairman and Chief Executive Officer allows the Company to benefit from the knowledge and leadership of two experienced business veterans and is advantageous to independence, oversight and objectivity. The Board may reconsider this leadership structure from time to time based on the leadership needs of our Board and the Company at any particular time.

Meetings of the Board
Our Board conducts its business through meetings of the full Board and its committees. Under our Corporate Governance Guidelines, directors are expected to prepare for and attend all meetings of the Board and committees on which they serve. During our fiscal year ended September 30, 2021, the Board met six times, and no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committee. We have not adopted a formal policy regarding director attendance at the Company’s Annual Meetings of Stockholders; however, we encourage our directors to attend such meetings. Each member of the Board attended the most recent Annual Meeting of Stockholders, either in person or remotely.

Committees of the Board
The Board has three standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the standing committees operates under its own written charter adopted by our Board, all of which are available on the Company’s investor relations website at http://ir.constructionpartners.net under the heading “Governance - Governance Documents.” The information contained on, or accessible from, our website is not part of this Proxy Statement by reference or otherwise. In addition, special committees may be established under the direction of our Board when necessary to address specific issues. The standing committees annually review and assess the adequacy of their respective charters and recommend any revisions to the Board.
The membership and functions of each of the standing committees, as well as the number of meetings that each of them held during fiscal 2021, are described below.
Audit Committee
The purpose of the Audit Committee is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications and performance of our independent registered public accounting firm and the execution of our internal audit function. The Audit Committee is responsible for, among other things:
•reviewing and discussing with management and our independent registered public accounting firm our annual audited and interim unaudited financial statements and related disclosures to be included in our quarterly earnings releases and periodic reports filed with the SEC;
•recommending to the Board whether our audited financial statements will be included in our Annual Report on Form 10-K;
•reviewing and discussing the scope and results of the independent registered public accounting firm’s annual audit and quarterly reviews of our financial statements, and any other matters required to be communicated to the Audit Committee by the independent registered public accounting firm;
•reviewing and discussing with management, our independent registered public accounting firm and any internal personnel or third parties serving an internal audit function the adequacy and effectiveness of our disclosure controls and procedures, our internal controls and procedures for financial reporting and our risk assessment and risk management policies (including those related to significant business risk exposures, such as data privacy and network security);
•appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm, including their independence;

•reviewing and pre-approving all audit, review or attest services and permitted non-audit services that may be performed by our independent registered public accounting firm;
•establishing and maintaining guidelines relating to our hiring of employees and former employees of our independent registered public accounting firm;
•reviewing and discussing the scope and staffing of our internal audit function, including any difficulties encountered by the internal audit function and restrictions on the scope of its work or access to required information, and reviewing significant internal audit reports and management’s responses;
•confirming the regular rotation of the audit partners with our independent auditor and considering whether there should be regular rotation of our auditors;
•preparing an annual Audit Committee report to be included in our proxy statement;
•reviewing legal and regulatory matters that may have a material impact on our financial statements and reviewing our compliance policies and procedures, including the implementation and effectiveness of our compliance programs;
•participating in the selection of the Company’s lead audit partner;
•reviewing the Company’s significant financing transactions and related documentation that may have a material impact on the Company’s ability to borrow in order to ensure that the Company is able to finance its ongoing and future operations, and evaluating whether to recommend that the Board approve or ratify any such financing transaction;
•considering all of the relevant facts and circumstances available for related party transactions submitted to the Audit Committee in accordance with our written policy governing related party transactions;
•establishing and maintaining procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters for the confidential, anonymous submission by our employees of concerns regarding questionable accounting and auditing matters;
•reviewing and discussing all critical accounting policies and practices to be used, all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management; and
•reviewing and recommending to the Board director and officer indemnification and insurance policies and procedures.
We are required to have an audit committee composed of at least three directors, each of whom meets the independence and experience standards established by Nasdaq and the SEC under the Exchange Act. The Audit Committee currently consists of Ms. Skelly (Chairperson) and Messrs. McKay and Shaffer. The Board has determined that (i) each member of the Audit Committee is independent under the Nasdaq listing rules, satisfies the heightened independence requirements of Rule 10A-3 under the Exchange Act and is financially literate and (ii) Mr. McKay and Ms. Skelly each qualify as an “audit committee financial expert” under the criteria set forth in the rules and regulations of the SEC. The Audit Committee met four times during fiscal 2021.
Compensation Committee
The primary purposes of the Compensation Committee are to establish salaries, incentives and other forms of compensation for our officers and other employees and to administer the Company’s incentive compensation and benefit plans. More specifically, the Compensation Committee is responsible for, among other things:
•reviewing and approving annually the corporate goals and objectives relevant to the compensation of our executive officers, evaluating the performance of our executive officers in light of those goals and setting the compensation levels of our executive officers based on such evaluation;

•reviewing the competitiveness of our compensation programs for executive officers to (i) attract and retain executive officers, (ii) motivate our executive officers to achieve our business objectives, and (iii) align the interests of our executive officers and key employees with the long-term interests of our stockholders;
•reviewing trends in management compensation, overseeing the development of new compensation plans and, when necessary, revising existing plans;
•periodically reviewing the compensation paid to non-employee directors through annual retainers and any other cash or equity components of compensation and perquisites, and making recommendations to the Board for any adjustments;
•reviewing and approving the employment agreements, salaries, bonuses, equity or equity-based awards and severance, termination, indemnification and change in control agreements for all of our executive officers;
•reviewing and approving compensation packages for new executive officers and termination packages for executive officers as may be suggested by management or the Board;
•reviewing and approving our policies and procedures with respect to expense accounts and perquisites for our executive officers;
•reviewing and discussing with the Board and our executive officers plans for executive officer development and corporate succession plans for the Company’s executive officers;
•reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans;
•overseeing our employee benefit plans;
•reviewing periodic reports from management on matters relating to personnel appointments and practices;
•reviewing and assessing the Company’s policies and practices for compensating its employees, including its executive officers, as they relate to risk management practices, risk-taking incentives and identified major risk exposures to the Company; and
•making recommendations concerning policies to mitigate risks arising from compensation policies and practices, including policies providing for the recovery of incentive or equity-based compensation and limiting hedging activities related to the Company’s common stock.
Pursuant to its charter, the Compensation Committee is authorized to retain and terminate advisors to assist the Compensation Committee in discharging its duties and responsibilities to the extent that the Compensation Committee deems necessary. This includes the authority to approve fees and the other terms and conditions of the advisors’ retention. In addition, any of the responsibilities described above may be delegated to one or more subcommittees, as the Compensation Committee may deem necessary or appropriate.
Our Compensation Committee consists of Messrs. Fleming (Chairperson), Matteson, and Shaffer. Our Board has determined that Mr. Shaffer is the only member of the Compensation Committee who is independent under the Nasdaq listing rules. The Compensation Committee met three times during fiscal 2021.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes and maintains a management succession plan. Among other things, the Nominating and Corporate Governance Committee is responsible for:
•reviewing and making recommendations regarding the size, composition and organization of the Board;
•developing and recommending to the Board specific criteria for the selection of directors;
•with respect to director nominees, (i) identifying individuals qualified to become members of the Board (consistent with criteria approved by the Board), (ii) reviewing the qualifications of any such person submitted to be considered as a director, and (iii) selecting the director nominees for the Annual Meeting of Stockholders or to fill vacancies on the Board;

•developing and periodically reassessing policies and procedures with respect to the consideration of any director candidate recommended by stockholders or otherwise;
•reviewing and making recommendations to the Board with respect to the size, composition and organization of Board committees (other than the Nominating and Corporate Governance Committee);
•recommending procedures for the effective functioning of the Board;
•assisting the Board in determining whether individual directors have material relationships with the Company that may interfere with their independence;
•overseeing the Board’s annual self-evaluation process and reporting annually to the Board with an assessment of the Board’s performance;
•developing and maintaining an orientation program for new directors and continuing education programs for directors; and
•reviewing and discussing, as appropriate, with management the Company’s public disclosures and its disclosures to stock exchanges relating to independence, governance and director nomination matters, including in the Company’s proxy statement.
The Nominating and Corporate Governance Committee consists of Messrs. Fleming (Chairperson), Owens and Matteson. Our Board has determined that none of the members of our Nominating and Corporate Governance Committee are independent under the Nasdaq listing rules. The Nominating and Corporate Governance Committee met one time during fiscal 2021.

Role of the Board in Risk Oversight
Our Board, as a whole and through its committees, has responsibility for the oversight of risk management at the Company, including risks related to cybersecurity. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board receives reports from management on financial, operational, legal compliance and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business units of the Company.
Our Board oversees an enterprise-wide approach to risk management, which is designed to (i) support the achievement of organizational objectives, including strategic objectives, (ii) improve long-term organizational performance, (iii) identify and mitigate emerging risks to our business, such as cybersecurity risks, and (iv) enhance stockholder value. Several Board committees are responsible for risk oversight in specific areas. For example, the Audit Committee oversees financial, accounting and internal control risk management policies and approves the independent auditor and its annual audit plan. The Audit Committee also reports periodically to the Board on the effectiveness of risk management processes in place and the overall risk assessment of the Company’s activities. The Compensation Committee assesses and monitors risks in the Company’s compensation program. For more information on the responsibilities of the committees of our Board, see the discussion about the respective committees under the heading “Committees of the Board.”

Code of Business Conduct and Ethics
We are committed to having sound corporate governance principles. Such principles are essential to running our business efficiently and maintaining our integrity in the marketplace. We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our executive officers, and the members of our Board. The Code of Business Conduct and Ethics is available on our Investor Relations website at http://ir.constructionpartners.net/ under the heading “Governance - Governance Documents.” Any future changes or amendments to the Code of Business Conduct and Ethics, and any waiver thereof that applies to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, will be posted on our website and otherwise reported in accordance with SEC and Nasdaq rules.

Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, board composition, director qualifications and responsibilities, and stockholder communications with the Board. The Nominating and Corporate Governance Committee is responsible for regularly reviewing and providing recommendations to the Board on the Corporate Governance Guidelines, and the full Board will approve changes as it deems appropriate. A copy of the Corporate Governance Guidelines is available on our Investor Relations website at http://ir.constructionpartners.net/ under the heading “Governance - Governance Documents.”

Nomination and Consideration of Director Candidates
Procedures of the Board and Nominating and Corporate Governance Committee - General
The Nominating and Corporate Governance Committee of the Board is responsible for identifying and evaluating qualified candidates for election to the Board. Following its evaluation, the Nominating and Corporate Governance Committee recommends to the full Board a slate of director candidates for inclusion in the Company’s proxy statement. These recommendations are based on an evaluation that is consistent with the criteria for selecting directors described below and are also consistent with the Company’s organizational documents and applicable law and listing rules. The backgrounds and qualifications of the directors, considered as group, are intended to provide a significant mix of experience, knowledge and abilities to allow the Board to fulfill its responsibilities.
In evaluating the suitability of director candidates, the Board and the Nominating and Corporate Governance Committee consider many factors, including the nominee’s integrity and judgment; independence; knowledge and skills; experience and accomplishments; contribution to board diversity; contribution to board interaction; availability and willingness to commit to participate in Board and committee activities; compatibility with the Company’s management team and culture; understanding of the Company’s business; and other factors that the Nominating and Corporate Governance Committee concludes are pertinent in light of the then-current needs of the Board. The Board believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. The Nominating and Corporate Governance Committee selects qualified nominees and reviews its recommendations with the Board, which decides whether to nominate a particular candidate for election or invite such candidate to join the Board. When evaluating the suitability of an incumbent director for nomination or re-election, the Board and the Nominating and Corporate Governance Committee also consider the director’s past performance, including attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee may consider individuals recommended by Board members, management, stockholders and, if it deems appropriate, a professional search firm.
The Board may also consider candidates to fill a vacancy in the Board outside of the stockholder meeting process. In such a case, the Nominating and Corporate Governance Committee uses the same criteria used to evaluate a director nominee to be elected by stockholders. In the event of a vacancy to be filled by the Board, the Nominating and Corporate Governance Committee will recommend to the Board one or more candidates for election by the Board, and proxies will not be solicited.
Recommendations of Director Candidates by Stockholders
The Board has a formal policy governing the manner in which the Nominating and Corporate Governance Committee will consider director candidates recommended by the Company’s stockholders. Candidates recommended by stockholders will be evaluated in the same manner as candidates recommended by directors or management according to the criteria set forth above.
Stockholders who wish to recommend candidates for the Nominating and Corporate Governance Committee’s consideration must submit a written recommendation to the Secretary of the Company at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303. Recommendations must be sent by certified or registered mail and received by October 1 for consideration at the following year’s Annual Meeting of Stockholders. Recommendations must include the following:
•the recommending stockholder’s name, number of shares owned, length of period held, proof of ownership and written certification that such recommending stockholder intends to continue to remain a stockholder through the date of the Annual Meeting of Stockholders with respect to which the candidate is to be nominated;
•the candidate’s name, address, phone number, e-mail address and age;

•a resume describing, at a minimum, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);
•a supporting statement that describes the stockholder’s and candidate’s reasons for nomination to the Board and demonstrates the candidate’s ability to satisfy the director qualifications described above;
•the candidate’s consent to a background investigation;
•a notarized affidavit executed by the candidate to the effect that, if nominated and elected, he or she will serve, is eligible for election as a member of the Board, and consents to being named in the proxy statement as a nominee, if he or she will in fact be so named;
•a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years between the nominating stockholder and the candidate;
•a description of any voting commitments and/or any other arrangements or obligations by which the candidate is or will be bound as a director;
•a completed questionnaire regarding the candidate, which may be obtained from the Secretary of the Company, relating to stock exchange listing requirements for director independence that are applicable to the Company; and
•any other information relating to the recommended stockholder and the candidate that would be required to be disclosed in a proxy statement on Schedule 14A for solicitation of proxies for election of directors under the Exchange Act and pursuant to Nasdaq rules and any other applicable laws, rules or regulations.
 The Secretary will promptly forward these materials to the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules, including, without limitation, information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.
In considering a candidate, the Nominating and Corporate Governance Committee will consider the size and duration of a recommending stockholder’s ownership interest in the Company. In addition, any candidate proposed by a stockholder must be independent of the nominating stockholder in all respects (i.e., free of any material personal, professional, financial or business relationships from the nominating stockholder) as determined by the Nominating and Corporate Governance Committee or by applicable law and must also meet the definition of an “independent director” under applicable Nasdaq rules. The candidate must be expected to contribute in a positive manner to the function of the Board in light of the factors for consideration described above.
Except as may be required by applicable law, rule or regulation, the Nominating and Corporate Governance Committee will have no obligation to acknowledge receipt of the recommendation and accompanying materials described above or otherwise communicate with the stockholder submitting the same.
 Stockholder Nominations of Director Candidates at Meetings of Stockholders
Separate procedures apply if a stockholder wishes to nominate a director candidate for election at a meeting of stockholders. These procedures, as well as the Company’s director qualifications, are specified in the Company’s amended and restated by-laws and are summarized below. Nothing in the above-described procedures for stockholders to recommend candidates to the Nominating and Corporate Governance Committee supersedes any requirements set forth in the amended and restated by-laws for the nomination of a director candidate by a stockholder of the Company.
Section 3.2 of the Company’s amended and restated by-laws provides procedures pursuant to which stockholders may nominate director candidates at meetings of stockholders. To provide timely notice of a director nomination at an Annual Meeting of Stockholders, the stockholder’s notice must be received by the Secretary of the Company at the principal executive offices of the Company, located at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303: (i) with respect to an Annual Meeting of Stockholders, not earlier than the 120th day before, and not later than the 90th day before, the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders, (ii) if the date of the applicable Annual Meeting of Stockholders is more than 30 days before or 60 days after the first anniversary of the prior year’s Annual Meeting of Stockholders, not earlier than the 120th day before the date of such Annual Meeting of Stockholders, and not later than the later of (x) the 90th day before the meeting or (y) the 10th day following the day on which public announcement of the date of the

Annual Meeting of Stockholders is first made by the Company, and (iii) with respect to any special meeting of stockholders called for the purpose of electing directors, not earlier than the 120th day prior to such special meeting and not later than the later of (x) the 90th day before the meeting or (y) the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company. However, if the number of directors to be elected at an Annual Meeting of Stockholders is greater than the number of directors whose terms expire on the date of the Annual Meeting of Stockholders and there is no public announcement by the Company naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the 90th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders a stockholder’s notice will also be considered timely if received not later than the 10th day following the date on which the public announcement was first made by the Company, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such Annual Meeting of Stockholders.
A nominating stockholder’s notice must also satisfy the information requirements specified in Section 3.2(d) of our amended and restated by-laws with respect to the nominee for director and the nominating stockholder. Additionally, in order to be eligible for nomination, a potential nominee must deliver to the Secretary of the Company (i) a completed questionnaire providing information concerning the background and qualifications of that person and (ii) a written representation and agreement in a form to be provided by the Secretary pertaining to, among other things, any voting commitments made by the potential nominee and compensation that the nominee expects to receive other than from the Company as a result of his or her service as a director. The Company may require any proposed nominee or stockholder who nominates the proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee. The chairman of the meeting of stockholders will determine whether or not a nomination was made in accordance with the procedures set forth in our amended and restated by-laws. If the chairman determines that a nomination is defective, he will declare to the meeting that such nomination is defective, and the nomination will be disregarded.
Our amended and restated by-laws are available on the SEC’s website at http://www.sec.gov. You may also obtain a copy of the relevant provisions of our amended and restated by-laws regarding the requirements for nominating director candidates at no charge by contacting our Secretary at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303. Additionally, a copy of our amended and restated by-laws is available on our website at www.constructionpartners.net under the “Investors - Governance” tab.

Executive Sessions
The Company’s Corporate Governance Guidelines require non-management directors to meet regularly in executive sessions without management present. These sessions may be chaired by the Executive Chairman of the Board or the chairperson on any committee of the Board, so long as such person is not a member of management.

Stockholder Communications with the Board
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Interested parties who wish to contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, should address such communications to:
Construction Partners, Inc.
c/o Secretary
290 Healthwest Drive, Suite 2
Dothan, Alabama 36303
Each communication should specify the applicable addressee(s) to be contacted, as well as the general topic of the communication. The Secretary of the Company will initially receive and process communications before forwarding them to the addressee.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation philosophy and programs for our NEOs. For fiscal 2021, our NEOs include:

Name	Principal Position
Fred J. (Jule) Smith, III	President and Chief Executive Officer (1)
Charles E. Owens	Vice Chairman / Former President and Chief Executive Officer (2)
R. Alan Palmer	Executive Vice President and Chief Financial Officer
John L. Harper	Senior Vice President
Robert P. Flowers	Senior Vice President
M. Brett Armstrong	Senior Vice President

(1)	Mr. Smith became President and Chief Executive Officer on April 1, 2021.
(2)	Mr. Owens transitioned from President and Chief Executive Officer to Vice Chairman of the Board effective April 1, 2021 and continues to serve as an employee of the Company.

Executive Summary
Our goal is to attract and retain talented executives who deliver value to our stockholders through the achievement of the Company’s specific business objectives, such as consistent, sustained growth in revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and return on capital employed (“ROCE”), among other objectives. We have designed our executive compensation program and overall pay-for-performance philosophy to align with that goal and our results. Our 2021 fiscal year was marked by the following developments, many of which correspond to our compensation program for the year:
•Chief Executive Officer Transition: On April 1, 2021, Fred J. (Jule) Smith, III was promoted from Chief Operating Officer to President and Chief Executive Officer of the Company. Charles E. Owens, who previously served in that office, has transitioned into the role of Vice Chairman of the Board and remains active in the Company. In connection with the leadership transition, the Company implemented a more equity-focused compensation structure for its management team in order to incentivize retention among key personnel and more closely align the interests of management with those of our stockholders.
•Changes in Compensation Structure: In 2021, we implemented a formulaic annual incentive program for our executives and a structured long-term incentive program consisting of time-based restricted stock and performance-based units. These incentive programs are designed to focus executives on the key drivers of Company performance in the current year and through future years. These programs are designed to reward performance and align executives’ interests with those of our stockholders.
•Acquisitive Growth: Fiscal 2021 was an active year for acquisitions at the Company, as we acquired eight complementary businesses while continuing to execute on our strategy of controlled, profitable growth. Management remained focused on our core business while taking advantage of these opportunities and successfully integrating the acquired businesses after completion of the respective transactions.
•Financial Performance / ROAD Map: The leadership transition described above brought with it an opportunity for management and the Board to focus on and formulate a strategic plan for the Company for the next five years. This plan, known internally as the “ROAD Map,” represents a dynamic framework with financial targets and other strategic goals that guide management’s decision-making process in the execution of the Company’s business and are incorporated into the Company’s incentive compensation program. The ROAD Map is reviewed and refined by management to incorporate circumstances existing at the time.

•COVID-19 Response: Our employees at all levels continued to execute our strategy efficiently and effectively through the ongoing COVID-19 pandemic. In response to the pandemic, we implemented a number of safety measures, including increased focus on appropriate spacing during “toolbox” meetings and our execution of construction projects, enhanced cleaning and disinfection protocols and added flexibility in the times, locations and manner in which we conduct our work. As a result of these efforts by management and other members of our team, we did not incur significant disruptions from the COVID-19 pandemic during fiscal 2021.
Compensation Philosophy
The Compensation Committee is responsible for establishing and implementing the Company’s executive compensation philosophy. The Compensation Committee reviews and determines all components of our NEOs’ compensation, including making individual compensation decisions and reviewing and revising the Company’s compensation program and practices.
In order to attract, retain and engage the highest level of executive talent, the Compensation Committee has established the following compensation philosophy:
•Provide competitive compensation: The Company’s executive compensation programs are designed to attract, retain and motivate highly qualified executives critical to achieving the Company’s strategic objectives and building stockholder value.
•Promote a pay-for-performance culture: We expect executives to perform at a high level to ensure the Company’s success and reward executives appropriately when success is achieved. A significant portion of our NEOs’ compensation is derived through our annual and long-term incentive plans, which encourage achievement of both short-term and long-term Company objectives.
•Alignment between management and stockholders: In order to align our executives’ interests with those of our stockholders, we provide a significant portion of the NEOs’ total compensation in the form of equity. The equity awards are designed to focus executives on long-term value creation, as well as to encourage retention of our key executives.
Overview of Our Executive Compensation Program
Our executive compensation program comprises several elements that the Compensation Committee utilizes as it deems appropriate. In general, our program incorporates a combination of base salary, annual performance-based cash incentives, long-term equity incentives, benefits and perquisites. The following table summarizes certain primary components of our compensation program, several of which we used during fiscal 2021.

Component	Purpose	Key Features
Base Salary	To attract and retain executives with a competitive level of regular income.
Adjustments to base salary primarily reflect our knowledge of the competitive environment in which we operate, which includes smaller private companies and significantly larger multinational corporations, internal relationships among positions, and the executive’s individual performance and responsibilities.

Annual Cash Incentives and Bonuses	To encourage and reward contributions to our annual financial objectives through performance-based compensation subject to challenging, yet attainable, objective and transparent metrics.
Amounts are typically determined based on a combination of Company and individual performance measures for the immediately preceding fiscal year. Bonuses are paid at the discretion of the Compensation Committee as appropriate under the circumstances.

Component	Purpose	Key Features
Long-Term Incentives	Restricted stock awards (“LTIP-A”): Grants of restricted stock with time-based vesting intended to retain and reward key employees and to increase alignment with stockholders.	During fiscal 2021, LTIP-A grants were awarded to select members of management. These awards vest ratably over four years to encourage retention.

Performance share units (“LTIP- B”): Grants of performance-based units that are intended to encourage and reward key employees for accomplishing certain Company financial objectives and to increase alignment with stockholders.

Key employees may earn 75% to 150% of the initial target grant based on the Company’s compound aggregate revenue growth rate and average ROCE compared to the Company’s targets over a three-year performance period. The final number of shares granted may be increased or decreased by up to 15% based on the Company’s total stockholder return relative to the Russell 2000 Index.

Other Equity Grants	“Mobilization awards”: One-time grants of restricted stock designed to retain, motivate and align key employees through the leadership transition and the implementation of the strategic plan.
During fiscal 2021, Mobilization awards were granted to select members of management. The awards vest 50% at the end of year 4 and 50% at the end of year 5.

It is not intended that the Mobilization awards will be granted annually or to a significant number of employees.

Components of Compensation
During fiscal 2021, the compensation of our NEOs consisted of base salary, annual cash incentive, LTIP-A restricted stock awards, Mobilization awards, benefits and perquisites, in each case, as described in further detail below.

Base Salary

The base salary element of our compensation program is designed to be competitive with compensation paid to similarly-situated, competent and skilled executives. The Compensation Committee uses the following factors to determine base salary levels and appropriate adjustments for our NEOs:
•knowledge of industry pay practices;
•changes in responsibilities;
•overall managerial effectiveness with respect to leadership planning, personnel development, communications, strategy execution and similar matters;
•level of expertise and potential for future contributions to the company, retention risks and equity within our overall salary program; and
•economic environment and its impact on the Company.
We review the base salaries of the NEOs annually and also at the time of any promotion or change in responsibilities. The following table sets forth the annual base salary of each of our NEOs as of September 30, 2021 and for fiscal year 2022:

Name	Position	2021 Salary	2022 Salary	Percent Change
Fred J. (Jule) Smith, III	President and Chief Executive Officer (1)	$550,000	$575,000	4.5%
Charles E. Owens	Former President and Chief Executive Officer (2)	$364,000	$364,000	—
R. Alan Palmer	Executive Vice President and Chief Financial Officer	$360,000	$378,000	5.0%
John L. Harper	Senior Vice President	$435,000	$457,000	5.1%
Robert P. Flowers	Senior Vice President	$420,000	$441,000	5.0%
M. Brett Armstrong	Senior Vice President	$380,000	$400,000	5.3%

(1)	Mr. Smith’s base salary was increased to $550,000 upon his promotion to President and Chief Executive Officer on April 1, 2021.
(2)
Mr. Owens transitioned from President and Chief Executive Officer to Vice Chairman of the Board effective April 1, 2021. He continues to receive a salary as an employee of the Company and does not receive compensation for his role as a member of the Board.

Annual Cash Incentives and Bonuses
In April 2021, the Compensation Committee adopted a framework for determining annual cash incentive payments under which each member of the Company’s management team, including the NEOs, would have a target annual cash incentive opportunity calculated as a percentage of his or her base salary. For our NEOs, those percentages were as follows:

Name (1)	Target Cash Incentive (% of Salary)
Fred J. (Jule) Smith, III	100%
R. Alan Palmer	75%
John L. Harper	75%
Robert P. Flowers	75%
M. Brett Armstrong	75%

(1)	Mr. Owens was no longer serving as President and Chief Executive Officer at the time the framework was adopted and was not included in the participant pool.

Each participant’s annual cash incentive is determined based on the level of achievement of one or more Company financial objectives and the participant’s individual contributions to the Company’s success in his or her respective area of responsibility. Following a calculation of the participant’s baseline cash incentive award using the Company-level and individual metrics, the final amount of the payment to each participant remains subject to upward or downward adjustment by the Compensation Committee in its sole discretion. For fiscal year 2021, annual cash incentives were based on the following metrics and weightings:

Performance Metric	Weighting	Rationale
Adjusted EBITDA (consolidated)	50%	Focuses executives on the Company’s financial success
Individual goals	50%	Rewards individual impact of executive leadership
Discretionary component	—	Allows for increase or decrease based on unusual circumstances or other factors reasonably warranting an adjustment to the incentive calculation
The amount of the annual cash incentive earned with respect to the Adjusted EBITDA component was based on a comparison of the Company’s Adjusted EBITDA for fiscal 2021 to internal targets, as follows:

Fiscal 2021 Adjusted EBITDA (as a % of Target)	Payout (as a % of Target)
Less than 80%	0%
80% or more but less than 90%	50%
90% or more but less than 100%	75%
100% or more but less than 110%	100%
110% or more but less than 115%	115%
115% or more	120%
For fiscal 2021, the target Adjusted EBITDA for purposes of the annual cash incentive was approximately $111.5 million and the actual Adjusted EBITDA achieved was approximately $90.6 million, resulting in a payout of 50% of the NEOs’ respective target amounts attributable to the Adjusted EBITDA metric.
The amount earned with respect to the individual goals component was based on the Compensation Committee’s evaluation of each NEO’s level of achievement of at least three specific objectives, the nature of which varied based on the respective NEO’s geographic or functional area of responsibility.

In November 2021, the Compensation Committee determined the amount of the annual cash incentive earned by each NEO and approved a supplemental cash bonuses for each NEO. Because the annual cash incentive program and related metrics were implemented mid-year, the Compensation Committee exercised its discretion to award cash bonuses to reflect performance achieved in the first half of the fiscal year and to reward the efforts of the NEOs during the fiscal year related to the management transition and significant acquisitive growth of the Company.
The following table sets forth the amounts paid to each NEO in December 2021 for fiscal 2021 performance based on the elements described above:

	Adjusted EBITDA		Individual Goals		Discretionary Bonus ($)	Total Cash Payment ($)
Name	% of Target Earned	Incentive Payment Earned ($)	% of Target Earned	Incentive Payment Earned ($)
Fred J. (Jule) Smith, III	50%	$137,500	100%	$275,000	$82,500	$495,000
R. Alan Palmer	50%	$67,500	100%	$135,000	$157,500	$360,000
John L. Harper	50%	$81,562	100%	$163,125	$120,563	$300,000
Robert P. Flowers	50%	$78,750	100%	$157,500	$110,250	$283,500
M. Brett Armstrong	50%	$71,250	100%	$142,500	$42,750	$256,500

Long-Term Incentive Compensation

The Company maintains the Construction Partners, Inc. 2018 Equity Incentive Plan (the “Equity Incentive Plan”), pursuant to which employees, directors and consultants of the Company and our affiliates, including our NEOs, are eligible to receive stock-based awards and performance awards that are intended to retain our executives to provide continuity in the Company’s leadership as well as focus executives on achieving the Company’s strategic objectives. Awards to our NEOs under the Equity Incentive Plan during fiscal 2021 consisted of LTIP-A awards, Mobilization awards and a stock award to Mr. Smith in lieu of a portion of his cash bonus, each described in further detail below. In addition, during fiscal 2021, the Compensation Committee created an LTIP-B award that was awarded to certain NEOs subsequent to fiscal year-end. The material terms of the LTIP-B award are described below.

LTIP-A Awards
In fiscal 2021, the Compensation Committee awarded restricted shares of Class A common stock that vest in equal installments over four years beginning on September 30, 2021 to certain members of management. These awards, known as “LTIP-A” (for Long-Term Incentive Plan – A), were granted to certain NEOs in the following amounts during fiscal 2021:

Name (1)	LTIP-A Award (% of salary)	Number of Shares
Fred J. (Jule) Smith, III	40%	7,333
John L. Harper	30%	4,350
Robert P. Flowers	30%	4,200
M. Brett Armstrong	30%	3,800

(1)	Mr. Owens and Mr. Palmer did not receive an LTIP-A award during fiscal 2021.

LTIP-B Awards

During fiscal 2021, the Compensation Committee established a performance stock unit (“PSU”) award, known as an “LTIP-B” (for Long-Term Incentive Plan – B) award, which was granted to certain NEOs subsequent to fiscal year-end. The LTIP-B awards represent performance stock units having a notional value equivalent to one share of the Company’s Class A common stock for purposes of determining the number of shares subject to the award. Each LTIP-B award provides for a target number of PSUs that the grantee may earn, with the preliminary number of vested PSUs to be determined based on the Company’s actual performance compared to its targets over a three-year performance period for the following metrics:

Performance Metric	Weighting	Rationale
Compound aggregate revenue growth rate	50%	Focuses on top-line growth of the Company
Average annual return on capital employed (“ROCE”)	50%	Focuses on efficiently using capital to generate profits
Fifty percent (50%) of the target PSUs (the “Revenue Target PSUs”) will be eligible to vest based on the achievement of compound aggregate revenue growth rate as it compares to the revenue growth target, as set forth in the following table. The number of vested PSUs will be interpolated for performance between each performance level (based on whole percentages), and there will be no vested PSUs if the performance level is less than 89% of the revenue growth target over the performance period.

Performance Level	Revenue Growth Rate vs. Revenue Growth Target	Payout % (Vested PSUs)
Below Threshold	< 89%	0% of Revenue Target PSUs
Threshold	89%	75% of Revenue Target PSUs
Target	100%	100% of Revenue Target PSUs
Maximum	> 112%	150% of Revenue Target PSUs
Similarly, fifty percent (50%) of the target PSUs (the “ROCE Target PSUs”) will be eligible to vest based on the achievement of ROCE as it compares to the ROCE target, as set forth in the following table. The number of vested PSUs will be interpolated for performance between each performance level (based on whole percentages), and there will be no vested PSUs if the performance level is less than 92% of the ROCE target over the performance period.

Performance Level	ROCE vs. ROCE Target	Payout % (Vested PSUs)
Below Threshold	< 92%	0% of ROCE Target PSUs
Threshold	92%	75% of ROCE Target PSUs
Target	100%	100% of ROCE Target PSUs
Maximum	> 108%	150% of ROCE Target PSUs
Following a determination of the preliminary vested PSUs, the final number of PSUs that are eligible to vest will be either increased or decreased by up to 15% based on a comparison of the total stockholder return (“TSR”) over the performance period compared to that of the Russell 2000 over the same period (provided that the Company’s TSR must be positive in order for any upward adjustment to be made). Specifically, the award is subject to modification based on the following schedule:

Company TSR vs. Russell 2000	Award Modification
75th Percentile or Above	15%
↕	Straight-line interpolation
Median	0%
↕	Straight-line interpolation
25th Percentile or Below	-15%
Mobilization Awards
In fiscal 2021, certain NEOs were also granted a one-time award of restricted stock designed to retain, motivate and align our NEOs through the leadership transition and the implementation of our strategic plan. These awards, known as “Mobilization awards,” vest in one-half increments on September 30, 2024 and 2025. It is not intended that the Mobilization awards will be granted annually or to a significant number of employees. The NEOs received the following grants of restricted shares of Class A common stock during fiscal 2021:

Name (1)	Mobilization Award (# of shares)
Fred J. (Jule) Smith, III	100,000
R. Alan Palmer	20,000
John L. Harper	50,000
Robert P. Flowers	50,000
M. Brett Armstrong	40,000

(1)	Mr. Owens was not an officer at the time of the grant and did not receive a Mobilization award.
Stock Grant in Lieu of Cash Bonus
In December 2020, Mr. Smith elected to forego a portion of the cash bonus amount that he would have received for performance in fiscal 2020 and, in lieu thereof, received an award of 10,000 restricted shares of Class A common stock in January 2021, of which one-quarter vested immediately and the remainder vested or will vest, as applicable, in equal installments on January 4, 2022, 2023 and 2024. The grant date fair value of this stock award is presented within the value of Mr. Smith’s stock awards for fiscal 2020 in the “Summary Compensation Table” below.

Grants Made Subsequent to 2021 Fiscal Year-End
In December 2021, the Compensation Committee awarded to certain members of management restricted shares of Class A common stock that vest in equal installments over four years beginning on September 30, 2022. The NEOs were granted the following LTIP-A awards in December 2021:

Name (1)	LTIP-A Award (% of salary)	Number of Shares
Fred J. (Jule) Smith, III	40%	7,666
John L. Harper	30%	4,570
Robert P. Flowers	30%	4,410
M. Brett Armstrong	30%	4,000

(1)	Mr. Owens and Mr. Palmer did not receive an LTIP-A award.
In December 2021, the Compensation Committee also made grants of LTIP-B awards to certain members of the Company’s management, under which the number of vested PSUs will be based on the Company’s revenue growth and average annual ROCE over the three-year performance periods (i) beginning October 1, 2020 and ending September 30, 2023 and (ii) beginning October 1, 2021 and ending September 30, 2024, respectively. In connection with the grants, the NEOs received the following LTIP-B awards:

	Performance Period Ending September 30, 2023		Performance Period Ending September 30, 2024
Name (1)	LTIP-B Award (% of salary) (2)	Number of Shares	LTIP-B Award (% of salary) (2)	Number of Shares
Fred J. (Jule) Smith, III	75%	13,750	75%	14,375
John L. Harper	50%	7,250	50%	7,616
Robert P. Flowers	50%	7,000	50%	7,350
M. Brett Armstrong	50%	6,333	50%	6,666

(1)	Mr. Owens and Mr. Palmer did not receive an LTIP-B award.
(2)	Represents the percentage of base salary for the first year of the applicable performance period.

Benefits
Our NEOs are eligible to participate in our health and welfare benefit programs on the same basis and terms as our general employee population, including our 401(k) plan. As such, our NEOs are eligible for employer matching contributions and discretionary contributions. All of our 401(k) plan participants are eligible for employer matching contributions equal to 100% of the participant’s elective deferral contributions up to 3% of the participant’s compensation, plus 50% of the participant’s elective deferral contributions that exceed 3% but are not more than 5% of the participant’s compensation.

Perquisites

We generally provide limited perquisites or personal benefits to our NEOs, the nature and amount of which vary by individual. These benefits generally consist of a combination of: personal use of a Company-owned vehicle, mobile device subscriptions, Company-paid premiums for health, life, disability and/or vision insurance and club dues.

Employment Agreements

The Company has entered into an employment agreement (each, an “Employment Agreement”) with certain key members of management, including Messrs. Smith, Harper, Flowers and Armstrong. Messrs. Owens and Palmer are not, and have not been, parties to an Employment Agreement. Each Employment Agreement contains substantially similar terms other than with respect to title, minimum base salary and principal place of employment, including with respect to the following key aspects of the employment relationship:

•Term. The term of the Employment Agreement is five years, commencing on April 1, 2020. Beginning on the fifth anniversary of the Effective Date, and on each anniversary thereafter, the term will renew for an additional one-year period, unless either party provides written notice of its intention not to extend the term at least 60 days prior to the applicable anniversary date, or the Employment Agreement is otherwise terminated in accordance with the termination provisions set forth therein.
•Salary. The Employment Agreement specifies a minimum annual base salary during the term. The minimum base salary will be reviewed at least annually by the Compensation Committee, and the Compensation Committee may, but is not required to, increase the applicable executive’s salary during the term.
•Annual Bonus. Each executive is eligible to receive a cash bonus in an amount determined either in the discretion of the Compensation Committee or based on the achievement of performance goals under any annual incentive program that may be established and administered by the Compensation Committee from time to time.
•Equity Awards. Each executive is eligible to receive awards under the Equity Incentive Plan and any other stock option, stock purchase or equity-based incentive compensation plan or arrangement adopted by the Company from time to time in which executives of the Company are eligible to participate, in an amount determined by the Compensation Committee. Any such equity awards will be governed by the applicable plan and award agreements.
•Perquisites; Employee Benefits. Each executive is entitled to fringe benefits and perquisites consistent with the practices of the Company and to the extent that the Company provides similar benefits or perquisites to similarly situated executives, which may include the use of a Company-owned automobile to the extent that the Company deems necessary for the performance of services to the Company. Each executive is entitled to participate in all other employee benefit plans, practices and programs on a basis that is no less favorable than is provided to similarly situated executives, to the extent consistent with applicable law and the terms of the applicable employee benefit plans.
•Termination Payments. If the Employment Agreement is terminated under certain circumstances, the executive may be entitled to receive certain severance payments and benefits. For a description of these payments and benefits and the circumstances under which they may be required, see the discussion below under the heading “Potential Payments Upon Termination or Change in Control.”
•Restrictive Covenants. The Employment Agreement provides for certain restrictive covenants, including covenants limiting or prohibiting competition, use of confidential information, solicitation of customers, recruitment of employees, and disparagement of the Company during the term of the Employment Agreement and, if the Company so elects, for a period of eighteen months following the termination of employment with the Company for any reason.

•Right of First Refusal to Purchase Class B Shares. During the term of the Employment Agreement and for a period of eighteen months following the termination of employment for any reason, the Company or its assignee will have a right of first refusal to purchase any shares of the Company’s Class B common stock, that the executive (or, as applicable, the executive’s estate) elects to transfer, convert or dispose of during such period.
•Clawback. The executive’s compensation is subject to any clawback policies required by applicable law, government regulation or stock exchange listing requirement or otherwise adopted by the Company, as such policies may be amended from time to time. For more information about our clawback policy that applies to all NEOs, see the discussion below under the heading “Compensation Policies and Practices Related to Risk Management — Incentive Compensation Recoupment Policy.”

How We Determine Executive Compensation
The Compensation Committee meets several times each year to perform its responsibilities as delegated by the Board of Directors and as set forth in the Compensation Committee’s charter. These responsibilities include evaluating and approving the Company’s compensation philosophy, policies, plans and programs for our NEOs. In the performance of its duties, the Compensation Committee regularly reviews the total compensation, including the base salary, target annual cash incentive award opportunities, long-term incentive award opportunities and other benefits for each of our NEOs.
The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of compensation consultants, outside counsel and other advisers as it deems necessary to assist with the execution of its duties and responsibilities. Prior to selecting or receiving advice from such advisers, the Compensation Committee is required to consider certain factors specified in SEC and Nasdaq rules, including an evaluation of whether the adviser has a conflict of interest that would impair the independent execution of the adviser’s services to the Company. The Company will provide appropriate funding for payment of reasonable compensation to any adviser retained by the Compensation Committee.
Due to our size and the unique nature of our industry, which primarily consists of small, closely held companies and large national or multinational corporations, the Compensation Committee has elected not to identify a peer group for compensation benchmarking purposes based on a lack of directly comparable companies. Instead, in determining appropriate compensation levels for the NEOs, the Compensation Committee relies on its knowledge of the competitive market, historical pay practices, internal relationships among positions at the Company and individual performance of the NEOs.
Role of Compensation Consultant
During fiscal 2021, the Compensation Committee retained Dana Krieg, an independent compensation consultant (the “Compensation Consultant”) in accordance with Compensation Committee’s charter. The Compensation Consultant reports directly to the Compensation Committee. The Compensation Committee retains sole authority to hire or terminate the Compensation Consultant, approve the Compensation Consultant’s fees, determine the nature and scope of the services to be provided and evaluate the Compensation Consultant’s performance.
The Compensation Consultant attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee chair between meetings. The Compensation Committee makes all final decisions and recommendations regarding the Company’s compensation program.
During fiscal 2021, the Compensation Consultant’s roles included, but were not limited to, the following:
•advising the Compensation Committee on executive compensation trends;
•assisting with the development of the Company’s cash- and equity-based compensation programs;
•providing advice to the Compensation Committee on governance best practices, as well as any other areas of concern or risk; and
•reviewing and commenting on proxy disclosure items, including the CD&A.
The Compensation Committee has assessed the independence of the Compensation Consultant, considering all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Compensation Committee concluded that there are no conflicts of interest raised by the work performed by the Compensation Consultant and that the Compensation Consultant is independent.

Role of Chief Executive Officer
The Compensation Committee makes all compensation decisions related to our NEOs. Our Chief Executive Officer regularly provides information and recommendations to the Compensation Committee on the performance of the executive officers and appropriate levels and components of compensation, as well as other information that the Compensation Committee may request. However, our Chief Executive Officer does not participate in any Compensation Committee deliberations or determinations with respect to his own compensation.

Summary Compensation Table
The following table summarizes the compensation earned by our NEOs for the fiscal years presented.

		Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($) (3)	($)(4)	($)
Fred J. (Jule) Smith, III	2021	512,115	82,500	2,844,325	412,500	87,903	3,939,343
President and Chief Executive Officer (5)	2020	430,769	300,000	277,200	—	81,425	1,089,394
	2019	426,616	685,000	—	—	80,036	1,191,652
Charles E. Owens	2021	447,292	—	—	—	45,621	492,913
Former President and Chief Executive Officer (5)	2020	521,538	1,145,000	—	—	36,591	1,703,129
	2019	546,961	1,050,000	—	—	32,201	1,629,162
R. Alan Palmer	2021	357,808	157,500	530,000	202,500	39,071	1,286,879
Executive Vice President and Chief Financial Officer	2020	343,962	572,000	—	—	37,729	953,691
	2019	336,269	550,000	—	—	34,388	920,657
John L. Harper	2021	435,481	120,563	1,440,275	244,687	55,951	2,231,708
Senior Vice President	2020	430,847	462,000	—		60,965	953,812
	2019	426,575	410,000	—		51,934	888,509
Robert P. Flowers (6)	2021	408,731	110,250	1,436,300	236,250	64,847	2,193,378
Senior Vice President
M. Brett Armstrong (6)	2021	379,769	42,750	1,160,700	213,750	47,904	1,844,873
Senior Vice President

(1)	The amounts in this column represent cash bonuses that are paid subsequent to fiscal year-end in consideration of services performed during the fiscal year for which the amounts are reported. The Company has previously disclosed cash bonuses as being earned in the fiscal year in which they are paid but has determined that the current presentation more accurately reflects the period in which the cash bonuses are earned. In addition, for Mr. Smith, the amount shown includes cash retention payments in the amount of $225,000 made during the 2019 fiscal year pursuant to his prior employment and non-competition agreement.
(2)	The amounts reported in the Stock Awards column reflect the aggregate grant date fair value, calculated in accordance with ASC 718, of awards of restricted Class A shares with time-based vesting criteria that were granted in fiscal 2021. For Mr. Smith, the amount shown in this column for fiscal 2020 represents the grant date fair market value of restricted shares of Class A common stock awarded to Mr. Smith during fiscal 2021 in lieu of a cash bonus for performance in fiscal 2020.
(3)	Prior to fiscal 2021, all cash payments made to NEOs in consideration of services provided in the preceding fiscal year were characterized as bonuses. Beginning in fiscal 2021 with the implementation of performance metrics for the purpose of calculating amounts payable to the NEOs, the portion of the cash payment tied to the achievement of performance metrics has been characterized as non-equity incentive plan compensation, and the discretionary portion of such payments has been characterized as a bonus.
(4)	The amounts in this column include the following items: (a) for each of the NEOs, the value of his personal use of a Company-owned vehicle or vehicle allowance, 401(k) plan matching contributions, mobile device subscription fees paid by the Company, and Company-paid premiums for health insurance; (b) for Messrs. Owens, Palmer, Harper and Armstrong, Company-paid premiums for long-term disability insurance; (c) for each NEO other than Mr. Smith, Company-paid life insurance premiums; and (d) for Mr. Smith, Company-paid club dues, including $29,292 in club dues paid in fiscal 2021. The value to the NEOs of their personal use of Company-owned automobiles is based on the incremental cost to the Company of such use, which the Company has calculated as the total variable expense associated with operation of such automobiles during the applicable period.
(5)
Mr. Owens served as the Company’s President and Chief Executive Officer through April 1, 2021, at which time Mr. Smith became President and Chief Executive Officer and Mr. Owens transitioned into the role of Vice Chairman of the Board but remained a non-management employee of the Company. Mr. Smith served as the Company’s Chief Operating Officer from October 1, 2020 through April 1, 2021.

(6)	Messrs. Flowers and Armstrong were not NEOs prior to fiscal 2021.

Grants of Plan-Based Awards
The following table provides information concerning plan-based awards made to our NEOs during fiscal 2021.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)
		Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name (1)	Grant Date	($) (3)	($)	($) (4)	(#) (5)	($)
Fred J. (Jule) Smith, III	1/4/2021	—	—	—	10,000	277,200
	3/25/2021	—	—	—	107,333	2,844,325
		412,500	550,000	605,000	—	—
R. Alan Palmer	3/25/2021	—	—	—	20,000	530,000
		202,500	270,000	297,000	—	—
John L. Harper	3/25/2021	—	—	—	54,350	1,440,275
		244,687	326,250	358,875	—	—
Robert P. Flowers	3/25/2021	—	—	—	54,200	1,436,300
		236,250	315,000	346,500	—	—
M. Brett Armstrong	3/25/2021	—	—	—	43,800	1,160,700
		213,750	285,000	313,500	—	—

(1)	Mr. Owens did not receive any plan-based awards during fiscal 2021.
(2)	For fiscal 2021, one-half of each NEO’s annual cash incentive payment was determined by comparing the Company’s consolidated adjusted EBITDA to its target consolidated adjusted EBITDA for the fiscal year. In order for the NEOs to earn any amount under this metric, the Company’s adjusted EBITDA must have been 80% of target adjusted EBITDA, with such performance level resulting in a payout of 50% of the target amount of the portion of the cash incentive tied to adjusted EBITDA. The maximum amount that could be earned by the NEOs based on adjusted EBITDA was 120% of the target amount of the portion of the cash incentive tied to adjusted EBITDA, which would be paid only if adjusted EBITDA met or exceeded 115% of target adjusted EBITDA. The remainder of each NEO’s annual cash incentive payment was determined based on his level of achievement of at least three individual performance goals, with respect to which the degree of achievement is assessed by the Compensation Committee.
(3)	The amounts in this column represent the total amounts payable to each NEO assuming the achievement of the minimum performance level required to receive a payment with respect to the adjusted EBITDA metric and each of the NEO’s individual performance goals.
(4)	The amounts in this column represent the total amounts payable to each NEO assuming that adjusted EBITDA met or exceeded 115% of the target amount and that the performance criteria for each individual goal were satisfied.
(5)
These awards represent restricted shares of Class A common stock awarded to the NEOs under the Equity Incentive Plan. On March 25, 2021, each NEO in the table above other than Mr. Palmer received an LTIP-A award and Mobilization award, and Mr. Palmer received a Mobilization award. The LTIP-A awards vest in one-fourth installments, on each of September 30, 2021, 2022, 2023 and 2024. The Mobilization awards vest in one-half installments on September 30, 2024 and 2025. It is not anticipated that the Mobilization awards will be granted annually or to a significant number of employees.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding outstanding unvested stock awards held by our NEOs as of September 30, 2021.

	Stock Awards
	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested
Name (1)	(#) (2)	($) (3)
Fred J. (Jule) Smith, III	113,000	3,770,810
R. Alan Palmer	20,000	667,400
John L. Harper	53,263	1,777,386
Robert P. Flowers	53,150	1,773,616
M. Brett Armstrong	42,850	1,429,905

(1)	Mr. Owens did not hold any unvested equity awards as of September 30, 2021.
(2)
Unless the award is forfeited or vesting is accelerated because of a termination of employment under the circumstances described below under the heading “Potential Payments upon Termination or Change in Control,” the restrictions on the restricted stock reported in the table above will lapse, and the awards will vest, as follows:

Name	Number of Shares	Vesting Date
Fred J. (Jule) Smith, III	7,500	1/3 on each of January 4, 2022, 2023 and 2024
	5,500	1/3 on each of September 30, 2022, 2023 and 2024
	100,000	1/2 on each of September 30, 2024 and 2025
R. Alan Palmer	20,000	1/2 on each of September 30, 2024 and 2025
John L. Harper	3,263	1/3 on each of September 30, 2022, 2023 and 2024
	50,000	1/2 on each of September 30, 2024 and 2025
Robert P. Flowers	3,150	1/3 on each of September 30, 2022, 2023 and 2024
	50,000	1/2 on each of September 30, 2024 and 2025
M. Brett Armstrong	2,850	1/3 on each of September 30, 2022, 2023 and 2024
	40,000	1/2 on each of September 30, 2024 and 2025

(3)	The market value of the awards as reflected in this table was based on the $33.37 closing market price per share of our Class A common stock on September 30, 2021.

Option Exercises and Stock Vested

The following table provides information regarding the amounts recognized by our NEOs upon the vesting of stock awards during fiscal 2021. Our NEOs did not exercise any stock options during fiscal 2021.

	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name (1)	(#) (2)	($) (3)
Fred J. (Jule) Smith, III	4,333	130,467
John L. Harper	1,087	36,273
Robert P. Flowers	1,050	35,039
M. Brett Armstrong	950	31,702

(1)	Messrs. Owens and Palmer did not acquire any shares upon the vesting of stock awards during fiscal 2021.
(2)	Represents shares of Class A common stock acquired upon the vesting of time-based restricted stock awards previously granted under our Equity Incentive Plan.
(3)	The value realized on vesting is based on the closing market price of our Class A common stock on the applicable vesting date.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information regarding options and rights outstanding under our equity compensation plans as of September 30, 2021.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	(b) Weighted-Average Exercise Price of Outstanding Options and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation Plans Approved by Security Holders	—	—	1,196,733 (1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	—	—	1,196,733

(1)	Represents shares of Class A common stock available for issuance under the Equity Incentive Plan.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The Employment Agreements provide for certain severance payments and benefits if the employment of the applicable NEO is terminated under certain circumstances. The following discussion describes these payments and benefits and the circumstances under which they may be required.

Termination for cause, without good reason, or due to death or disability. If, during the term of the Employment Agreement, the executive’s employment is terminated by the Company for “cause,” by the executive without “good reason,” or due to death or “disability” (as such terms are defined in the Employment Agreement), then the Company will pay to the executive or his estate, in a lump sum cash payment, the sum of: (i) earned salary through the date of termination, less withholding for taxes and other similar items, to the extent not previously paid, (ii) any unreimbursed travel and other business expenses incurred on or before the date of termination, and (iii) any vested amounts under employee benefit plans sponsored or maintained by the Company in accordance with the terms and conditions governing such plans (together, the “Accrued Amounts”). Any outstanding equity awards will be treated in accordance with the terms of the applicable award or plan.

Termination without cause or for good reason. If, during the term, the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the Employment Agreement), then the Company will pay, in a lump sum cash payment, the Accrued Amounts, plus (i) severance in an amount equal to the product obtained by multiplying (A) 1.5 times (B) the average (mean) of the combined base salary and cash bonus received during each of the two (2) completed fiscal years preceding the date of termination, payable in monthly installments over an eighteen-month period, and subject to ongoing compliance with certain restrictive covenants, (ii) health insurance premiums for eighteen months, and (iii) up to $10,000 in reimbursement for outplacement services. Any outstanding equity awards will be treated in accordance with the terms of the applicable award or plan.

Limitation of Benefits. The payments or benefits to be received in connection with a termination of employment are subject to potential reduction to the extent necessary to limit the imposition of taxes under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).

Equity-Based Awards
Our Equity Incentive Plan provides that all unvested shares held by a participant will be forfeited upon the termination of such participant's employment with the Company except to the extent otherwise provided in an equity award agreement or employment agreement. As of September 30, 2021, the outstanding equity awards held by our NEOs consisted exclusively of restricted shares of Class A stock with time-based vesting criteria. In general, our restricted stock award agreements do not provide for acceleration in vesting upon a termination of employment for any reason, subject to the following two exceptions:
•The award agreement for 10,000 restricted shares granted to Mr. Smith in January 2020 (of which 7,500 shares remained unvested at September 30, 2021) provides for an immediate acceleration in vesting upon a termination of Mr. Smith's employment by reason of death or disability, by the Company without “cause” or by Mr. Smith for “good reason,” in each case, as defined in his Employment Agreement.
•The Mobilization award agreements provide for an immediate acceleration in vesting upon the retirement of the holder if the holder has been employed with the Company for 15 years or more and is 67 years old or older. As of September 30, 2021, Mr. Palmer was the only NEO who satisfied both criteria to cause an acceleration in vesting of the Mobilization award in the event of his retirement.
In addition, under our Equity Incentive Plan, the Compensation Committee may, in its discretion, provide for an acceleration of vesting of any restricted stock award at any time, including upon a change in control, as defined in the Equity Incentive Plan.
The following table sets forth an example of the potential amount to which the NEOs could be entitled upon termination of employment without cause or for good reason, in the case of those NEOs with Employment Agreements, or in the case of retirement, for those NEOs without Employment Agreements, assuming that such termination event occurred on September 30, 2021. With respect to accelerated equity awards, the amounts in the table assume that the Compensation Committee elected to accelerate or pay out the value of all then-unvested shares of the respective NEOs as of the termination date. The table does not include any amounts or arrangements that do not discriminate in scope, terms or operation in favor of executive officers of the Company and that are available generally to all salaried employees, such as the Accrued Amounts.

	Cash Severance Payment (1)	Insurance Benefits (2)	Outplacement Benefits	Accelerated Equity Awards (3)	Total
Officer	($)	($)	($)	($)	($)
Fred J. (Jule) Smith, III	1,439,539	30,167	10,000	3,770,810	5,250,516
Charles E. Owens	—	—	—	—	—
R. Alan Palmer	—	—	—	667,400	667,400
John L. Harper	1,227,047	28,796	10,000	1,777,386	3,043,229
Robert P. Flowers	818,784	28,020	10,000	1,773,616	2,630,420
M. Brett Armstrong	786,116	18,538	10,000	1,429,905	2,244,559

(1)
The value of the cash severance payment is equal to 1.5 times the average (mean) of the combined base salary and cash bonus received by the applicable NEO during each of the two (2) completed fiscal years preceding the date of termination.

(2)	The value of the insurance benefits is estimated by reference to the average monthly premium paid by the Company during the immediately preceding fiscal year for the respective NEO.
(3)
The value of the restricted stock that would have vested for each NEO is based on $33.37, the closing price of our Class A common stock on September 30, 2021. Of the reported amounts, only Mr. Smith and Mr. Palmer have a contractual right to an acceleration or payout for certain of their shares, as described in further detail above under the heading “Potential Payments Upon Termination or Change in Control — Equity-Based Awards.”

Director Compensation

Our Corporate Governance Guidelines provide that the form and amount of director compensation are determined by the Compensation Committee in accordance with the policies and principles set forth in its charter and then recommended to the Board for approval. In determining the form and amount of director compensation, the Compensation Committee considers the responsibilities of the directors and the fees and other forms of compensation being paid by other companies comparable to us. Our Corporate Governance Guidelines also specify that a significant portion of director compensation should be paid in the form of shares of our common stock. The Compensation Committee believes that paying retainers in the form of restricted stock will help to align the interests of our directors with those of our stockholders by further incentivizing the Board to direct the affairs of the Company in a manner that will enhance the value of our common stock.

In December 2018, the Compensation Committee recommended, and our Board approved, an annual retainer of $110,000 for non-employee directors and an annual retainer of $330,000 for the Executive Chairman of the Board. During the 2019 fiscal year, the Compensation Committee, as administrator of the Equity Incentive Plan, determined to pay director compensation for the 2019, 2020 and 2021 fiscal years in the form of a single grant of restricted shares of our Class A common stock with a multi-year vesting period, in the following amounts: Mr. Fleming – 114,575 shares; each of Messrs. Jennings, Matteson, McKay and Shaffer – 38,192 shares; and Ms. Skelly – 25,191 shares. To the extent that the aggregate grant date fair value of the respective awards exceeded the value of the annual retainer payable for three years of Board service at then-current levels, such awards were deemed to be discretionary grants within the scope of the Compensation Committee’s authority under the Equity Incentive Plan. The grants vested as to two-thirds of the underlying shares on January 1, 2021, and as to the remaining one-third of the underlying shares on January 1, 2022. Consistent with this approach for the payment of the annual retainers, no additional grants or payments were made to directors during fiscal 2021 for service on the Board. Other than the shares of restricted stock described above, there were no outstanding equity-based awards held by our non-employee directors as of September 30, 2021.
In addition, the Company reimbursed all ordinary and necessary expenses incurred by our directors in their conduct of the Board’s business. Mr. Owens, our former President and Chief Executive Officer, was not compensated for his service on the Board during fiscal 2021. The compensation received by Mr. Owens for his service as the Company’s President and Chief Executive Officer until April 1, 2021, and subsequently as an employee of the Company, is set forth above under the heading “Summary Compensation Table.” Mr. Smith joined our Board subsequent to fiscal 2021 and will not be separately compensated for his service on the Board beyond the compensation he receives for his service as our President and Chief Executive Officer.

Subsequent to fiscal year-end 2021, the Compensation Committee recommended, and our Board approved, an annual retainer of $170,000 for non-employee directors and an annual retainer of $425,000 for the Executive Chairman of the Board. The Compensation Committee, as administrator of the Equity Incentive Plan, determined to pay director compensation for the 2022, 2023 and 2024 fiscal years in the form of restricted shares of our Class A common stock with a multi-year vesting period, in the amount of 42,500 shares for Mr. Fleming and 17,000 shares for each of Messrs. Jennings, Matteson, McKay and Shaffer and Ms. Skelly. To the extent that the aggregate grant date fair value of the respective awards exceeded the value of the annual retainer payable for three years of Board service at then-current levels, such awards were deemed to be discretionary grants within the scope of the Compensation Committee’s authority under the Equity Incentive Plan. The grants vest as to two-thirds of the underlying shares on January 1, 2024 and as to the remaining one-third of the underlying shares on January 1, 2025. Except for one-half of the grant to Mr. Fleming, the restricted shares awarded for the payment of the Board retainers were issued subsequent to the Record Date and, accordingly, are not reflected in the beneficial ownership table set forth above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Compensation Policies and Practices Related to Risk Management

General

Our compensation program is balanced, focused and gives considerable weight to the long-term performance of the company. Under this structure, the highest amount of compensation can only be achieved through consistent superior performance over sustained periods of time. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Likewise, the elements of compensation are balanced among current cash payments and long-term equity-based incentive awards. The Compensation Committee retains the discretion to adjust compensation for quality of performance and adherence to the Company’s values.

Based on the foregoing features of our compensation program and the following summary of some of the other key policies and considerations underlying our program, the Compensation Committee has concluded that risks arising from compensation policies and practices for employees of the company and its affiliates are not reasonably likely to have a material adverse effect on the Company as a whole.

Incentive Compensation Recoupment Policy

Our Policy for the Recoupment of Incentive Compensation (the “Recoupment Policy”) provides that, in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with financial reporting requirements under the securities laws, we are required to use reasonable efforts to recoup from current and former executive officers, including our NEOs, any excess incentive compensation received by them during the three completed fiscal years immediately preceding the date on which we are required to prepare an accounting restatement. The Recoupment Policy covers incentive compensation (cash and equity) that is approved, awarded or granted to our executive officers on or after December 6, 2018 and applies irrespective of whether an executive officer engaged in fraud or other misconduct.

Cash and equity awards that are granted, earned or vested wholly or in part upon the attainment of a financial reporting measure are subject to recoupment based on a restatement of our financial statements. We may recoup incentive compensation by (i) requiring reimbursement of cash incentive compensation previously paid, (ii) seeking recovery of any gain realized on vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards, (iii) offsetting the recouped amount from any compensation otherwise owed by us to the current or former executive officer, (iv) canceling outstanding vested or unvested equity awards and/or (v) taking any other remedial or recovery action permitted by law. There is no time limit on our ability to recover amounts under the Recoupment Policy other than limits imposed by law, and recoupment is available to us regardless of whether the executive officer is still employed by us when recoupment is required. Our Compensation Committee, designated by the Board as the administrator of the Recoupment Policy, is responsible for determining whether recoupment is required under the Recoupment Policy and for making all other determinations for the administration of the Recoupment Policy.

Accounting and Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year payable to certain executive officers, subject to certain grandfathering rules for compensation arrangements in effect prior to January 1, 2018 and not materially modified thereafter. The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive officers and other key employees that are important to the Company’s success. Accordingly, the Compensation Committee has authorized and will continue to authorize compensation payments that are limited, in full or in part, as to tax deductibility. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity plans and programs. If accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Employee, Officer and Director Hedging

The Company has adopted a policy applicable to the Company’s directors and officers and any other persons that the Company may from time to time designate that prohibits such persons from trading in “puts” and “calls” (publicly traded options to sell or buy the Company’s stock) and other derivative securities or engaging in “short sales” of the Company’s securities. The trading restrictions in the policy do not apply to (i) transactions under Company benefit plans or (ii) trades pursuant to an approved pre-arranged trading plan, provided that the covered person entered into such a plan during an open trading window and the plan otherwise meets the conditions and requirements for such plans under Company policy and applicable law. In addition, specific exceptions to the policy may be made when the person requesting approval (i) does not possess material non-public information, (ii) personal circumstances warrant the exception and (iii) the exception would not otherwise contravene the law or the purposes of the policy. As of September 30, 2021, no financial instruments (including prepaid variable forward contracts, equity swaps, collars, puts, calls and exchange funds) had been granted by the Company to any employee or director of the Company as part of the compensation of such employee or director or were held, directly or indirectly, by any such employee or director.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the total annual compensation of our employees and the total annual compensation of our Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
In order to determine our median employee, we prepared a list of all employees (excluding our Chief Executive Officer) as of September 30, 2021, along with their gross income reportable on IRS form W-2 paid to such employees during the period commencing October 1, 2020 and ending September 30, 2021. Reportable gross income for fiscal 2021 was annualized for those full-time employees who were not employed for the full fiscal year. After identifying the median employee, we calculated that employee’s annual total compensation using the same methodology we use for our NEOs as set forth in the Summary Compensation Table above. Because more than one person served as our Chief Executive Officer during fiscal 2021, we elected to calculate the compensation provided to each person who served as our Chief Executive Officer during the fiscal year for the time that he served as Chief Executive Officer and combine those amounts.

Using the methodology described above, the annual compensation for fiscal 2021 for our Chief Executive Officer was $2,010,413 and for our median employee was $53,024. The resulting ratio of our Chief Executive Officer’s pay to that of our median employee for the fiscal year ended September 30, 2021 was 37.9 to 1.

Compensation Committee Interlocks and Insider Participation
During fiscal 2021, the members of the Compensation Committee were Messrs. Fleming, Matteson and Shaffer, none of whom was, during the fiscal year, an officer or employee of the Company and none of whom, other than Mr. Matteson, has ever served as an officer of the Company. During fiscal 2021, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or on the Board.

Pursuant to Item 407(e)(4) of Regulation S-K, the following is a summary of certain relationships and transactions involving members of our Compensation Committee requiring disclosure under Item 404 of Regulation S-K. Transactions involving SunTx may be attributed to Mr. Fleming and Mr. Matteson as a result of their status as directors and officers of SunTx.

•We are a party to a management services agreement with SunTx Capital Management Corp. (“SunTx Capital Management”), an affiliate of SunTx. Pursuant to the agreement, SunTx Capital Management provides management services to us, including management services with respect to financing, business strategies and business development. For these management services, we paid SunTx Capital Management approximately $1.9 million during the fiscal year ended September 30, 2021. The management services agreement expires on October 1, 2023.
•We are a party to a registration rights agreement (the “Registration Rights Agreement”) with certain related parties, including, among others, SunTx Fulcrum Fund and SunTx Fulcrum Dutch Fund (collectively, together with the other parties to the Registration Rights Agreement, the “RRA Holders”). Pursuant to the Registration Rights Agreement, we are required to register under the Securities Act of 1933 (the “Securities Act”) shares of our common stock owned by such RRA Holders (the “Registrable Securities”) upon their demand under certain circumstances. Specifically, subject to certain restrictions, RRA Holders who own at least 20% of our outstanding Registrable Securities may demand that we register at least 50% of the aggregate number of Registrable Securities owned by such requesting RRA Holders. We are not obligated to file a registration statement pursuant to these demand provisions on more than two occasions on Form S-1. However, the RRA Holders are entitled to make an unlimited number of demands for registration on Form S-3, subject to the limitation that the Company will not be obligated to file more than one registration statement on Form S-3 in response to a registration demand within six months after the effective date of any registration statement that we file in response to a registration demand. The RRA Holders have “piggyback” registration rights as well. Accordingly, if, at any time, we propose to register an offering of our securities, either for our account or for the account of our other stockholders, we must give written notice to the RRA Holders to allow each to include its shares in the registration, subject to certain marketing and other limitations. The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of Registrable Securities to be included in a particular registration and our right to delay or withdraw the registration statement under certain circumstances. We generally will pay all registration expenses in connection with our obligations under the Registration Rights Agreement. The Registration Rights Agreement provides that we will indemnify the RRA Holders against certain liabilities that may arise under the Securities Act and expires on May 4, 2023.
•We have entered into indemnification agreements with each of our current directors and executive officers. We anticipate that future directors and executive officers will enter into indemnification arrangements with us in substantially similar form. The indemnification agreements generally provide, among other things, that we will indemnify and hold harmless each person subject to such agreement (each, an “indemnitee”) to the fullest extent permitted by applicable law from and against all expenses, losses, damages, judgments, fines and other specified costs that may result or arise in connection with such indemnitee serving in his or her capacity as a director or executive officer of the Company or serving at our direction as a director, officer, employee or agent of another entity. These agreements further provide that, upon an indemnitee’s request and subject to certain conditions, we will advance expenses to the indemnitee. Pursuant to the indemnification agreements, an indemnitee is presumed to be entitled to indemnification, and we have the burden of proving otherwise. The indemnification agreements also provide that, to the extent that we maintain an insurance policy providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company, indemnitees shall be covered by such policy to the maximum extent of the available coverage. The foregoing is only a brief description of the indemnification agreements, does not purport to be complete and is qualified in its entirety by reference to the Company’s form of indemnification agreement, which previously has been filed with the SEC.
•N. Nelson Fleming, IV, the son of Ned N. Fleming, III, the Executive Chairman of our Board and Managing Partner of SunTx, serves as our Vice President of Business Development. During the fiscal year ended September 30, 2021, we paid Nelson Fleming approximately $218 thousand in cash compensation and granted equity awards with multi-year time-based vesting criteria having an aggregate grant date fair market value of approximately $722 thousand, representing total compensation of approximately $940 thousand paid to Nelson Fleming during fiscal 2021 in connection with his employment with us.
•We are a party to an access agreement with Island Pond Corporate Services, LLC (“Island Pond”) regarding certain property owned by affiliates of Ned N. Fleming, III, the Executive Chairman of our Board and Managing Partner of SunTx. Pursuant to the agreement, we have a non-exclusive right to use certain land located in Baker County, Georgia for the purpose of business development. We paid Island Pond $320 thousand during the fiscal year ended September 30, 2021 pursuant to the terms of the agreement.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

Submitted by the Compensation Committee of the Board.

Ned N. Fleming, III, Chairperson
Mark R. Matteson
Stefan L. Shaffer

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions
Our Board has adopted a written policy for the review, approval and ratification of transactions with related parties. The policy covers transactions between the Company and any of our executive officers and directors or their respective affiliates, director nominees, 5% or greater security holders or family members of any of the foregoing. Our Audit Committee reviews transactions covered by this policy to determine, among other things:
•whether the terms of the transaction are fair to the Company, have resulted from arm’s length negotiations and are on terms at least as favorable as would apply if the transaction did not involve a related party;
•whether there are demonstrable business reasons for the Company to enter into the transaction;
•whether the transaction is material to the Company;
•the role the related party played in arranging the transaction;
•whether the transaction could impair the independence of a director; and
•the interests of all related parties in the transaction.
A related party transaction will only be approved or ratified by the Audit Committee if the Audit Committee determines that the transaction is beneficial to the Company and the terms of the transaction are fair to the Company.
Prior to adopting a formal related party transaction policy, our management and Board reviewed and approved related party transactions on a case-by-case basis. The terms of the related party transactions and agreements described below were determined by and among affiliated entities and, consequently, are not necessarily the result of arm’s length negotiations. Although it is possible that we could have negotiated more favorable terms for such transactions with unrelated third parties, our management and Board believe that the terms of the related party transactions described below are reasonable, fair and beneficial to the Company.

Transactions with Related Parties
We have engaged in, and continue to engage in, related party transactions with certain current and former directors, members of management and beneficial holders of more than 5% of our common stock. The following summarizes certain transactions with these related parties.
Management Services Agreement
We are a party to a management services agreement with SunTx Capital Management, an affiliate of SunTx. Pursuant to the agreement, SunTx Capital Management provides management services to us, including management services with respect to financing, business strategies and business development. For these management services, we paid SunTx Capital Management approximately $1.9 million during the fiscal year ended September 30, 2021. The management services agreement expires on October 1, 2023.
Registration Rights Agreement
We are a party to the Registration Rights Agreement with the RRA Holders, which includes certain of our related parties, including SunTx Fulcrum Fund, SunTx Fulcrum Dutch Fund, Grace, Ltd., Michael H. McKay, R. Alan Palmer and John L. Harper. Pursuant to the Registration Rights Agreement, we are required to register under the Securities Act the Registrable Securities upon the demand of the RRA Holders under certain circumstances. Specifically, subject to certain restrictions, RRA Holders who own at least 20% of our outstanding Registrable Securities may demand that we register at least 50% of the aggregate number of Registrable Securities owned by such requesting RRA Holders. We are not obligated to file a registration statement pursuant to these demand provisions on more than two occasions on Form S-1. However, the RRA Holders are entitled to make an unlimited number of demands for registration on Form S-3, subject to the limitation that the Company will not be obligated to file more than one registration statement on Form S-3 in response to a registration demand within six months after the effective date of any registration statement that we file in response to a registration demand.

The RRA Holders have “piggyback” registration rights as well. Accordingly, if, at any time, we propose to register an offering of our securities, either for our account or for the account of our other stockholders, we must give written notice to the RRA Holders to allow each to include its shares in the registration, subject to certain marketing and other limitations.
The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of Registrable Securities to be included in a particular registration and our right to delay or withdraw the registration statement under certain circumstances. We generally will pay all registration expenses in connection with our obligations under the Registration Rights Agreement. The Registration Rights Agreement provides that we will indemnify the RRA Holders against certain liabilities that may arise under the Securities Act and expires on May 4, 2023.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers. We anticipate that future directors and executive officers will enter into indemnification arrangements with us in substantially similar form. The indemnification agreements generally provide, among other things, that we will indemnify and hold harmless each indemnitee to the fullest extent permitted by applicable law from and against all expenses, losses, damages, judgments, fines and other specified costs that may result or arise in connection with such indemnitee serving in his or her capacity as a director or executive officer of the Company or serving at our direction as a director, officer, employee or agent of another entity. These agreements further provide that, upon an indemnitee’s request and subject to certain conditions, we will advance expenses to the indemnitee. Pursuant to the indemnification agreements, an indemnitee is presumed to be entitled to indemnification, and we have the burden of proving otherwise. The indemnification agreements also provide that, to the extent that we maintain an insurance policy providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company, indemnitees shall be covered by such policy to the maximum extent of the available coverage. The foregoing is only a brief description of the indemnification agreements, does not purport to be complete and is qualified in its entirety by reference to the Company’s form of indemnification agreement, which previously has been filed with the SEC.
Other Transactions
On December 31, 2017, we sold an indirect wholly owned subsidiary to Reid Smith, the brother of Fred J. (Jule) Smith, III, our President and Chief Executive Officer, in consideration for a note receivable in the amount of approximately $1.0 million, which approximated the net book value of the disposed entity. In connection with this transaction, we also received a separate note receivable from the disposed entity in the amount of approximately $1.0 million, representing certain accounts payable of the disposed entity that we had previously paid on its behalf. During the 2020 fiscal year, the notes were amended to, among other things, reduce the outstanding principal balances of the notes, eliminate the accrual of interest thereon and revise the respective payment schedules of the amounts outstanding under the notes. During fiscal 2021, the largest aggregate amount of principal outstanding was approximately $1.0 million, and the aggregate amount of principal paid on the notes was approximately $170 thousand. As of September 30, 2021, the aggregate remaining principal balance of the notes was approximately $848 thousand. Remaining payments are scheduled to be made in periodic installments through the 2026 fiscal year.
FSC, our North Carolina subsidiary, is a party to a master services subcontract with Austin Trucking, LLC (“Austin Trucking”), an entity owned by Jacob R. Austin, the brother-in-law of Fred J. (Jule) Smith, III, our President and Chief Executive Officer. Pursuant to the agreement, Austin Trucking performs subcontract work for FSC, including trucking services. During the fiscal year ended September 30, 2021, FSC incurred costs of approximately $9.2 million for these subcontract services. As of September 30, 2021, we had approximately $563 thousand due to Austin Trucking reflected in accounts payable.
FSC rents vehicles on a month-to-month basis from Fred Smith Company, an entity owned by Fred J. Smith, Jr., the father of Fred J. (Jule) Smith, III, our President and Chief Executive Officer. During the fiscal year ended September 30, 2021, FSC paid Fred Smith Company approximately $177 thousand for these rentals. In addition, during the fiscal year ended September 30, 2021, FSC purchased vehicles that it previously had rented from Fred Smith Company for an aggregate purchase price of approximately $698 thousand.
From time to time, Providence Construction Services, LLC (“Providence”), an entity owned by Reid Smith, the brother of Fred J. (Jule) Smith, III, our President and Chief Executive Officer, provides subcontracting services to FSC. During the fiscal year ended September 30, 2021, FSC paid approximately $215 thousand for these services.

Prior to our acquisition of FSC in 2011, FSC advanced funds to an entity owned by Fred J. Smith, Jr., the father of Fred J. (Jule) Smith, III, our President and Chief Executive Officer, in connection with a land development project. Through March 2021, the obligations of the borrower entity to repay the advances were guaranteed by a separate entity owned by Fred J. Smith, Jr. Amounts outstanding under the advances did not bear interest and were scheduled to mature in full in March 2021. In March 2021, FSC amended and restated the terms of the repayment obligation, as a result of which Fred J. (Jule) Smith, III personally assumed the remaining balance of the obligation. No new amounts were advanced to Mr. Smith by the Company, FSC or any subsidiary or affiliate thereof in connection with the transaction. Under the amended and restated terms, Mr. Smith executed a promissory note in favor of FSC in the principal amount of approximately $774 thousand. The note bears simple interest at a rate of 4.0% and requires annual minimum payments of $100 thousand, inclusive of principal and accrued interest, with any remaining principal and accrued interest due and payable in full on December 31, 2027. As security for his payment obligations, Mr. Smith pledged as collateral 30,000 shares of the 140,389 shares of Class B common stock that had previously been pledged as collateral and 7,500 shares of Class A common stock owned by Mr. Smith personally. During fiscal 2021, the largest aggregate amount of principal outstanding under the note was approximately $774 thousand, and no principal was due or paid on the note. As of September 30, 2021, the aggregate remaining amount outstanding in respect of the note was $788 thousand, inclusive of a remaining principal balance of $774 thousand.
We are a party to an access agreement with Island Pond regarding certain property owned by affiliates of Ned N. Fleming, III, the Executive Chairman of our Board and Managing Partner of SunTx. Pursuant to the agreement, we have a non-exclusive right to use certain land located in Baker County, Georgia for the purpose of business development. We paid Island Pond $320 thousand during the fiscal year ended September 30, 2021 pursuant to the terms of the agreement.
Brandi Harper, the wife of John L. Harper, our Senior Vice President, serves as General Counsel of WCC, our Alabama subsidiary. During the fiscal year ended September 30, 2021, WCC paid Brandi Harper approximately $311 thousand in connection with her employment with WCC.
Brandon Owens, the son of Charles E. Owens, our Vice Chairman, serves as the Vice President of Operations of WCC. During the fiscal year ended September 30, 2021, WCC paid Brandon Owens approximately $430 thousand in connection with his employment with WCC.
Joey Armstrong, the brother of M. Brett Armstrong, our Senior Vice President, serves as Business Development Manager of WCC. During the fiscal year ended September 30, 2021, WCC paid Joey Armstrong approximately $121 thousand in connection with his employment with WCC.
J. Gregory (Greer) Walker, the son of John A. Walker (who served as our Senior Vice President during fiscal 2021), serves as a Chief Estimator and Project Manager of WCC. During the fiscal year ended September 30, 2021, WCC paid Greer Walker approximately $187 thousand in connection with his employment with WCC.
N. Nelson Fleming, IV, the son of Ned N. Fleming, III, the Executive Chairman of our Board and Managing Partner of SunTx, serves as our Vice President of Business Development. During the fiscal year ended September 30, 2021, we paid Nelson Fleming approximately $218 thousand in cash compensation and granted equity awards with multi-year time-based vesting criteria having an aggregate grant date fair market value of approximately $722 thousand, representing total compensation of approximately $940 thousand paid to Nelson Fleming during fiscal 2021 in connection with his employment with us.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than 10% of any class of our equity securities to file with the SEC reports of ownership and changes in ownership of the Company’s common stock held by them. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that, during the fiscal year ended September 30, 2021, all such reports that were required to be filed were filed on a timely basis, except that one report filed jointly by SunTx and Messrs. Fleming, Matteson and Jennings related to a distribution of shares of Class A and Class B common stock from certain SunTx funds in January 2021 was filed subsequent to the deadline for such report.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board is currently composed of three directors, all of whom satisfy the heightened independence requirements specified in Rule 10A-3 under the Exchange Act and the listing standards of Nasdaq. All members of the Audit Committee are financially literate, as that qualification has been interpreted by the Company’s Board in its business judgment, and two members of the Audit Committee qualify as “audit committee financial experts,” as that term is defined by the SEC. The Audit Committee operates under a written charter.
The Audit Committee hereby submits the following report:
•The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements.
•The Audit Committee has discussed with the Company’s independent registered public accountants, RSM, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
•The Audit Committee has received and reviewed the written disclosures and the letter from RSM required by applicable rules of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and has discussed with RSM their independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 for filing with the SEC. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it be reference into such filing.

Audit Committee:

Noreen E. Skelly, Chairperson
Michael H. McKay
Stefan L. Shaffer

PROPOSAL 1
ELECTION OF CLASS I DIRECTORS

General

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following individuals for election as Class I directors of the Company to serve for a three-year term expiring at the 2025 Annual Meeting of Stockholders:

Ned N. Fleming, III	Charles E. Owens	Fred J. (Jule) Smith, III

Unless a stockholder instructs otherwise, shares represented by properly submitted proxies will be voted “FOR” the election of the director nominees listed above. The Board anticipates that the nominees listed above will be able to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted for a substitute selected by the Board.

Vote Required; Board Recommendation

The election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Under a plurality voting standard, the directors who are elected to serve on our Board will be the three nominees receiving the highest number of votes cast in the election.

The Board unanimously recommends that the stockholders vote “FOR” each of the nominees named above.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has selected RSM as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022. Stockholder ratification of the appointment is not required under Delaware law, but the Board has decided to ascertain the position of the Company’s stockholders on the appointment. The Audit Committee and the Board believe that the continued retention of RSM as the Company’s independent registered public accountants is in the best interests of the Company and its stockholders. If the appointment of RSM is not ratified, the Audit Committee may reconsider its appointment of RSM.

General
RSM audited our financial statements for the fiscal year ended September 30, 2021 and has served as our independent registered public accounting firm since June 2017. It is expected that a representative of RSM will be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she so desires.

Audit Committee Pre-Approval Policy
Our Board has a policy for the pre-approval of audit and non-audit services performed by the independent registered public accountants, pursuant to which the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the accountants’ independence. The Audit Committee considers non-audit fees and services when assessing the accountants’ independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any amounts invoiced for services rendered that materially exceed pre-approved cost levels will require specific approval by the Audit Committee prior to the payment of such invoice. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to the Company by the independent registered public accountants during the following twelve months. The most recent pre-approval occurred in October 2021. The Audit Committee may delegate pre-approval authority to one or more of its members, who in turn must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees Paid to RSM
The following table presents fees for professional services rendered by RSM for the audit of the Company’s annual financial statements for the fiscal years ended September 30, 2021 and 2020, and fees billed for other services rendered by RSM during those periods, including out-of-pocket expenses.

	2021	2020
Audit Fees	$1,938,059	$1,248,654
Audit-Related Fees	—	—
Tax Fees	121,800	38,960
All Other Fees	—	—
	$2,059,859	$1,287,614

Audit Fees. This category includes fees for professional services related to the audit of the Company’s financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as services that are normally provided by RSM in connection with statutory and regulatory filings. Specifically, the amounts in the table above represent fees and expenses related to (i) the audit of the Company’s annual financial statements for the fiscal years ended September 30, 2021 and 2020, including enhanced testing of our internal controls related to the requirement under Section 404 of the Sarbanes-Oxley Act for RSM to opine on our internal controls for the fiscal year ended September 30, 2021, (ii) review of the Company’s interim financial statements and related disclosures included in periodic reports filed with the SEC, (iii) work performed in connection with the Company’s prospectus supplement filed during the 2020 fiscal year and registration statement and prospectus supplement filed during the 2021 fiscal year, and (iv) audit services related to subsidiary-level financial data of our operating companies for submission to, and for purposes of qualifying our operating companies to perform work with, various state Departments of Transportation. In each case, these services were approved by the Audit Committee pursuant to the pre-approval policy described above.

Audit-Related Fees. This category includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in Audit Fees. There were no such fees for the 2021 or 2020 fiscal years.
Tax Fees. This category includes fees billed for professional services related to tax compliance, tax advice and tax planning. For the 2020 fiscal year, the amount in the table above relates to tax advice rendered by RSM with respect to the Company’s utilization of certain operating loss carryforwards and eligibility for certain tax credits. For fiscal 2021, the amount in the table above relates to fees for tax preparation services and tax advice rendered by RSM with respect to certain proposed acquisitions and other transactions impacting the Company’s corporate structure. In each case, these services were approved by the Audit Committee pursuant to the pre-approval policy described above.
All Other Fees. This category includes fees billed to the Company for products and services provided by RSM that do not fall into one of the other three categories above. There were no such fees during the 2021 or 2020 fiscal years.

Vote Required; Board Recommendation

The ratification of the appointment of RSM as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 2.

PROPOSAL 3
APPROVAL OF CONSTRUCTION PARTNERS, INC. EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the Construction Partners, Inc. Employee Stock Purchase Plan (the “ESPP”) and the material terms thereunder. Our Board has approved and adopted the ESPP, subject to stockholder approval. Accordingly, the ESPP will become effective as of the date on which it is approved by our stockholders. The ESPP is described in more detail below, and a copy of the ESPP is attached to this Proxy Statement as Annex A.

Purpose of the ESPP

The purpose of the ESPP is to provide eligible employees with the opportunity to purchase shares of our Class A common stock at a discount through accumulated payroll deductions. We believe that the ESPP will be a key factor in retaining existing employees, recruiting and retaining new employees and aligning the interests of our employees with those of our stockholders. The ESPP permits the grant of purchase rights to employees that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code. The ESPP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Summary of the ESPP

The following summarizes certain material terms of the ESPP. This summary is qualified in its entirety to the full text of the ESPP, a copy of which is attached to this Proxy Statement as Annex A.

Share Reserve. The aggregate number of shares of our Class A common stock that may be issued pursuant to rights granted under the ESPP will be 1,000,000. If any right granted under the ESPP terminates for any reason without having been exercised, the shares subject thereto that are not purchased under such right will again be available for issuance under the ESPP. Any shares issued pursuant to the ESPP may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market.

Administration. Our Compensation Committee, or any other committee to whom the Board delegates such power or authority, will serve as the administrator of the ESPP (the “Administrator”). The Administrator may delegate administrative tasks under the ESPP to agents or employees to assist in the administration of the ESPP. Subject to the terms and conditions of the ESPP, the Administrator has the authority to construe and interpret the ESPP and the rights granted under it (including, determining when and how options will be granted, and the provisions of each offering (which need not be identical)), to prescribe, amend, and rescind rules relating to the ESPP’s administration, to determine eligibility and adjudicate all disputed claims filed under the ESPP, and to take any other actions necessary or desirable for the administration of the ESPP. The Administrator may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the ESPP. The decisions of the Administrator will be final and binding on all persons.

Eligible Employees. Employees eligible to participate in the ESPP for a given offering generally include employees who are employed by the Company or one of its participating subsidiaries on the first trading day of the enrollment period. However, an employee who owns (or is deemed to own through attribution), immediately after any grant of purchase rights under the ESPP, five percent (5%) or more of the combined voting power or value of all classes of the Company’s or one of its subsidiaries’ stock generally will not be allowed to participate in the offering under the ESPP. Further, no employee is eligible to participate in the ESPP to the extent, if immediately after the grant of the option, such option would permit such employee’s rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value (or such other maximum as may be prescribed from time to time by the Code) of such stock (determined at the offering date of the option) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code. In addition, the Administrator may provide that an employee will not be eligible to participate in an offering under the ESPP if the employee is a citizen or resident of a non-U.S. jurisdiction and the grant of a right to purchase shares would be prohibited under applicable law or would cause any offering to violate the requirements of Section 423 of the Code. Notwithstanding the foregoing, only employees of the Company and designated subsidiaries are eligible to participate in a Section 423 offering.

As of December 31, 2021, approximately 3,180 employees would have been eligible to participate in the ESPP had the ESPP been in operation on such date and all affiliates and subsidiaries were designated as eligible to participate in the ESPP.

Participation. Eligible employees may become participants in the ESPP for an offering period by completing an enrollment form prior to the enrollment date of the applicable offering period, which will designate a whole percentage of the employee’s eligible compensation to be withheld by the Company as payroll deductions under the ESPP during the offering period, subject to certain limitations established in the ESPP.
Offerings; Offering Period. Under the ESPP, participants are offered the right to purchase shares of our Class A common stock at a discount during a series of offering periods. The length of the offering periods under the ESPP will be three months, subject to the right of the Administrator to change the duration, frequency, start and end dates of offering periods, as further described in the ESPP, and provided that an offering period may be up to twenty-seven (27) months long under Section 423 of the Code. Accumulated employee payroll deductions for the offering period will be used to purchase shares of our Class A common stock on each purchase date (the last trading day of each offering period or such other date as determined by the Administrator) during an offering period. At present, the Administrator intends for the first offering period to begin on April 1, 2022 and end on June 30, 2022, and subsequent offering periods will continue thereafter commencing on each January 1, April 1, July 1 and October 1 following the initial offering period.

Enrollment and Contributions. The ESPP permits participants to purchase shares of our Class A common stock through payroll deductions of a whole percentage of their eligible compensation, which may not be less than one percent (1%) nor more than a maximum percentage determined by the Administrator (which, in the absence of a contrary designation, will not exceed 15% of eligible compensation). At present, we expect that the maximum limit on the amount of eligible compensation that can be used to purchase shares under the ESPP will be 15%. Payroll deductions will commence on the first payroll date following the offering date and end on the last payroll date on or before the purchase date. All payroll deductions made for a participant are credited to his or her account under the ESPP and deposited with the Company’s general funds. The Company will have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. The contribution rate selected by a participant will remain in effect for subsequent offering periods unless the participant authorizes a new level of payroll deductions in accordance with the terms of the ESPP, withdraws from the ESPP in accordance with the withdrawal procedures set forth therein, or terminates employment or otherwise becomes ineligible to participate in the ESPP.
Purchase Rights. On the first trading day of each offering period, each participant will be granted an option to purchase shares of our Class A common stock. Unless, prior to the applicable purchase date, the participant withdraws his or her participation, or otherwise becomes ineligible to participate, the participant’s option will be exercised on the applicable purchase date during the offering period to the extent of the payroll deductions accumulated during the offering period. The purchase date will be the last trading day of the offering period. The participant will purchase the maximum number of whole shares of our Class A common stock that his or her accumulated payroll deductions will buy at the purchase price, subject to the participation limitations described below, and rounded down to the nearest whole share. Any cash remaining in lieu of purchasing fractional shares will be credited to the participant’s account and carried forward and applied toward the purchase of whole shares on the next purchase date. The maximum number of shares of our Class A common stock that may be purchased during any offering period is 2,000 shares. In addition, a participant may not subscribe for more than $25,000 of the fair market value (or such other maximum as may be prescribed from time to time by the Code) of the shares under the ESPP per calendar year in which such rights to purchase stock are outstanding, in accordance with the provisions of Section 423(b)(8) of the Code.

Purchase Price. The purchase price for each offering period will be the lesser of 85% of the closing trading price of a share of our Class A common stock on the offering date or 85% of the closing trading price of a share of our Class A common stock on the purchase date.

Payroll Deduction Changes; Withdrawals; Terminations of Employment. During an offering period, a participant may decrease or increase his or her rate of payroll deductions applicable to such offering period only once. To make such a change, the participant must submit a new enrollment form authorizing the new rate of payroll deductions at least fifteen (15) days before the purchase date. A participant may decrease or increase his or her rate of payroll deductions for future offering periods by submitting a new enrollment form authorizing the new rate of payroll deductions at least fifteen (15) days before the start of the next offering period. A participant may withdraw from an offering by submitting a revised enrollment form indicating his or her election to withdraw at least fifteen (15) days before the purchase date. The accumulated payroll deductions held on behalf of a participant in his or her notional account (that have not been used to purchase shares of Class A common stock) will be paid to the participant promptly following receipt of the participant’s enrollment form indicating his or her election to withdraw. If a participant withdraws from an offering period, no payroll deductions will be made during any succeeding offering period, unless the participant re-enrolls in the ESPP. Upon termination of a participant’s employment for any reason, including death, disability or retirement, or a change in the participant’s employment status following which the participant is no longer eligible to participate in the ESPP, which in either case occurs at least fifteen (15) days before the purchase date, the participant will be deemed to have withdrawn from the ESPP and the payroll deductions in the participant’s notional account (that have not been used to purchase shares of Class A common stock) will be returned to the participant, or in the case of the participant’s death, to the person(s) entitled to such amounts. If the participant’s termination of employment or change in status occurs within fifteen (15) days before a purchase date, the accumulated payroll deductions will be used to purchase shares on the purchase date.

Transfer Restrictions. A participant may not transfer (other than by will or the laws of descent and distribution) any right granted under the ESPP and, during a participant’s lifetime, purchase rights granted under the ESPP shall be exercisable only by such participant.

Designated Broker. As soon as reasonably practicable after each purchase date, the Company will arrange for the delivery to each participant of the shares of Class A common stock purchased upon exercise of such participant’s option. The Administrator may require that the shares be deposited directly with a “Designated Broker” (as defined in the ESPP). If the Administrator designates or approves a Designated Broker to hold shares purchased under the ESPP for the accounts of participants, then promptly following each purchase date, the number of shares of Class A common stock purchased by each participant will be deposited into an “ESPP Share Account” established in the participant’s name with the Designated Broker. A participant will be free to undertake a disposition of the shares of Class A common stock in his or her ESPP Share Account at any time, but in the absence of such a disposition, the shares of common stock must remain in the participant’s ESPP Share Account at the Designated Broker until the holding period set forth in Section 423 of the Code (i.e., the later of one year from the purchase date and two years from the offering date for such shares) has been satisfied. With respect to shares of Class A common stock for which the holding period set forth in Section 423 of the Code has been satisfied, the participant may move those shares of common stock to another brokerage account of the participant’s choosing. By participating in the ESPP, each participant agrees to promptly give the Company notice of any shares of Class A common stock disposed of before the later of one year from the purchase date and two years from the offering date for such shares (i.e., a “Disqualifying Disposition”). This notice will not be required if and so long as the Company has a Designated Broker.

Adjustments; Changes in Capitalization; Corporate Events. In the event that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company, or other change in the Company’s structure affecting the common stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, the Administrator will, in such manner as it deems equitable, adjust the number of shares and class of common stock that may be delivered under the ESPP, the purchase price per share and the number of shares of common stock covered by each outstanding option under the ESPP, and the numerical limits on participation in the ESPP. In addition, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code, each outstanding option under the ESPP will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the offering period with respect to which the option relates will be shortened by setting a new purchase date on which the offering period will end, which will occur before the date of the corporate transaction.

Amendment and Termination. The Administrator may amend, suspend or terminate the ESPP at any time, subject to stockholder approval for any increase in the number (or change in the type) of securities that may be purchased under the ESPP or as otherwise required under Section 423 of the Code. The ESPP will continue until terminated by the Administrator or automatically if no shares of our Class A common stock remain available for purchase.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to participation in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information and does not purport to be complete. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. A participant will be taxed on amounts withheld for the purchase of shares of Class A common stock as if such amounts were actually received. For federal income tax purposes, a participant in an offering generally will not recognize taxable income on the grant of an option under the ESPP, nor will the Company be entitled to any deduction at that time. Additionally, the participant should not recognize taxable income at the time of exercise of any purchase right granted under the ESPP. In general, no income relating to options granted or shares purchased under the ESPP will be taxable to a participant until the disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If stock acquired upon exercise of an option granted under the ESPP is held for a minimum of two years from the offering date and one year from the purchase date (or the participant dies holding the shares at any time), the participant (or the participant’s estate) will recognize ordinary income on a subsequent sale or disposition of the shares (or, upon death, while holding the shares), measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (2) the excess of the fair market value of the shares on the offering date over the purchase price. Any additional gain on a sale or other disposition of the shares will be treated as long-term capital gain.

If the holding period requirements are not met (i.e., a Disqualifying Disposition), the participant will recognize ordinary income at the time of the sale or other disposition equal to the excess of the fair market value of the shares on the date the option is exercised over the purchase price, with any remaining gain or loss being treated as capital gain or capital loss. However, if the holding period requirements are not met and the amount realized at the time of disposition is less than the fair market value of the shares at the time of exercise, the participant will recognize ordinary income to the extent of the excess of the fair market value of such shares on the date the option was exercised over the purchase price for such shares, and a capital loss to the extent the fair market value of such shares on the exercise date exceeds the amount realized upon disposition.
We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an option granted under an offering or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

New Plan Benefits

Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our Class A common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance.

Vote Required; Board Recommendation

The approval of the ESPP requires the affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

The Board unanimously recommends that our stockholders vote “FOR” Proposal 3.

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

We have previously filed our proxy statement under the reduced reporting rules applicable to emerging growth companies. As of the close of fiscal 2021, we ceased to be an emerging growth company and, therefore, we are required by the Dodd-Frank Act and Section 14A of the Exchange Act to offer our stockholders an opportunity to cast an advisory vote to approve the compensation of our NEOs, as disclosed in this proxy statement (commonly referred to as a “say-on-pay” vote). Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on executive compensation and other important matters. The Board and the Compensation Committee will consider the voting results when making future compensation decisions.

As described under the heading “Compensation Discussion and Analysis” in this proxy statement, the primary objective of our executive compensation program is to retain and motivate our core team of highly qualified executives, including our NEOs, and align their compensation with our business objectives and with the interests of our stockholders.

The Board encourages our stockholders to read the disclosures set forth in the “Compensation Discussion and Analysis” section of this proxy statement to review the correlation between compensation and performance, as well as compensation actions taken in fiscal 2021. The Board believes that our executive compensation program effectively aligns executive pay with our performance and results in the attraction and retention of talented executives who are critical to our success.

Accordingly, the Board recommends that our stockholders vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED on an advisory basis.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this proxy statement. As discussed in this proxy statement, the objective of our executive compensation program is to attract and retain a talented management team and provide them with appropriate incentives to execute our strategic objectives while maximizing our shareholders’ investment in our company. We believe that our executive compensation program satisfies our compensation objectives.
As an advisory vote, this proposal is not binding on us and should not be construed as overruling any decision of the Board or the Compensation Committee. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders in their vote on this proposal. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote and intend to address them in making future compensation decisions.

Vote Required; Board Recommendation

The approval of the compensation of our NEOs on an advisory, non-binding basis requires the affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 4.

PROPOSAL 5
ADVISORY VOTE ON THE FREQUENCY OF VOTING ON EXECUTIVE COMPENSATION

General

We value the input of our stockholders as to their preference regarding how frequently we should solicit future non-binding stockholder advisory votes on the compensation of our NEOs. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote on executive compensation every one year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote. The vote under this Proposal 5 is required pursuant to Section 14A of the Exchange Act.
The Board believes that holding the advisory vote every three years is most appropriate because it is most consistent with our goal of aligning executive compensation with our long-term business objectives and the interests of our stockholders. We believe that an advisory vote held every three years will provide our Board and Compensation Committee with sufficient time to thoughtfully evaluate and respond to stockholder input and effectively implement any desired changes to our compensation programs. Further, we believe an advisory vote held every three years will allow our stockholders to better evaluate the effectiveness of the long-term incentive components of our executive compensation, which make up a substantial portion of executive compensation, and will provide more time for our stockholders to review, analyze and formulate their views on our executive compensation program and practices. Our Board and our Compensation Committee value the opinions of our stockholders in this matter. However, because this is an advisory vote and therefore not binding on our Board or the Company, the Board may in the future decide to conduct advisory votes on the compensation of our NEOs on a more frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our executive compensation program. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board.
Following the 2022 annual meeting, we expect to hold our next advisory vote on the frequency of say-on-pay votes at our annual meeting in 2028.

Vote Required; Board Recommendation

The alternative among “ONE YEAR”, “TWO YEARS” or “THREE YEARS” that receives the affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote on the proposal will be deemed to be the frequency preferred by our stockholders. Brokers, as nominees for a beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them for “THREE YEARS” as the preferred frequency of future advisory votes on our executive compensation program.

The Board unanimously recommends that stockholders vote for “THREE YEARS” as the preferred frequency of future advisory votes on executive compensation.

OTHER MATTERS
As of the date of this Proxy Statement, the Board does not know of any business that will be presented for consideration at the Annual Meeting other than as specified herein and in the Notice, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with applicable law and their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS
In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and form of proxy for the 2023 Annual Meeting of Stockholders pursuant to the proposal process prescribed by Rule 14a-8, the proposal must be received by the Secretary of the Company at Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, on or before September 14, 2022. However, pursuant to Rule 14a-8, if the 2023 Annual Meeting of Stockholders is held on a date that is before January 23, 2023 or after March 24, 2023, then a stockholder proposal submitted for inclusion in the proxy statement for the 2023 Annual Meeting of Stockholders must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2023 Annual Meeting of Stockholders.
If a stockholder is (i) submitting a proposal outside the proposal process mandated by Rule 14a-8 to be presented at the 2023 Annual Meeting of Stockholders or (ii) nominating an individual for election as a director at the 2023 Annual Meeting of Stockholders, in each case pursuant to the advance notice provision of the Company’s amended and restated by-laws, the proposal or nomination must be received by the Secretary of the Company at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303 not earlier than October 25, 2022 or later than November 24, 2022, together with the necessary supporting documentation required under that by-law provision; provided, however, that if and only if the 2023 Annual Meeting of Stockholders is not scheduled to be held between January 23, 2023 and April 23, 2023, then such stockholder’s proposal or nomination must be received by the Secretary of the Company at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303 not earlier than the 120th day before the date of the 2023 Annual Meeting of Stockholders and not later than the later of (i) the 90th day before the date of the 2023 Annual Meeting of Stockholders or (ii) the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made by the Company.

ANNUAL REPORT ON FORM 10-K
You may receive a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 without charge by sending a written request to Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, Attention: Secretary.

Annex A
CONSTRUCTION PARTNERS, INC.
EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose. This Construction Partners, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide Eligible Employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.
2.    Definitions.
“Board or Board of Directors” means the Board of Directors of the Company, as constituted from time to time.
“Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan.
“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
“Committee” means the committee appointed by the Board to administer the Plan.
“Common Stock” means the Class A common stock of the Company, par value $0.001 per share.
“Company” means Construction Partners, Inc., a Delaware corporation, including any successor thereto.
“Compensation” means base salary, wages, annual bonuses and commissions paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, and excluding expense reimbursements, imputed income arising under any group insurance or benefit program, and income received in connection with stock options or other equity-based awards.
“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.
“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.
“Disqualifying Disposition” shall have the meaning set forth in Section 9.3.
“Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 19.11 hereof.
“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).
“Eligible Employee” means an Employee who is employed by the Company or a Participating Subsidiary, other than an Employee who: (i) immediately after an Option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary, computed in accordance with Section 423(b)(3) of the Code, or (ii) is an Ineligible Foreign Employee.

“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.
“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, the value of the shares of Common Stock as determined below. If the shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal. In the absence of an established market for the shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.
“Ineligible Foreign Employee” shall mean an Employee who is a citizen or resident of a jurisdiction outside of the United States (without regard to whether the Employee is also a citizen of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) who is ineligible to participate in the Plan because (i) the grant of an Option under the Plan to such citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.
“Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.
“Offering or Offering Period” means a period of three months beginning each January 1st, April 1st, July 1st and October 1st of each year; provided, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.
“Option” shall mean the option to acquire shares of Common Stock granted to a Participant pursuant to Section 7 hereof.
“Participant” means an Eligible Employee who is actively participating in the Plan.
“Participating Subsidiaries” means the Subsidiaries that have been designated as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion.
“Plan” means this Construction Partners, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.
“Purchase Date” means the last Trading Day of each Offering Period.
“Purchase Price” means an amount equal to the lesser of (i) eight-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, that, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.
“Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

3.    Administration.
3.1    Committee. The Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”). As of the Effective Date, the Board designates the Compensation Committee of the Board to administer the Plan. At any time that there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board. The Committee may delegate to officers of the Company, pursuant to a written resolution and to the extent permitted by applicable law, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.
3.2    Authority. The Committee shall have the authority to (i) construe and interpret the Plan, provided that it shall interpret, construe, and administer the Plan in accordance with Section 423 of the Code and the regulations issued thereunder, (ii) prescribe, amend, and rescind rules relating to the Plan’s administration, (iii) determine eligibility and adjudicate all disputed claims filed under the Plan, and (iv) take any other actions necessary or desirable for the administration of the Plan, including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.
4.    Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code. Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an Option to purchase shares of Common Stock under the Plan if (i) immediately after the grant of the Option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such Option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value (or such other maximum as may be prescribed from time to time by the Code) of such stock (determined at the Offering Date of the Option) for each calendar year in which such Option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.
5.    Offering Periods. The Plan shall be implemented by a series of consecutive Offering Periods, each of which shall be three (3) months in duration, with new Offering Periods commencing on or about January 1st, April 1st, July 1st and October 1st of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration (subject to the limitations set forth in Section 423 of the Code), frequency, start and end dates of Offering Periods. An Employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such Employee is still an Eligible Employee as of the commencement of any such subsequent Offering Period.
6.    Participation.
6.1    Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company before the start of the relevant Offering Period, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her paycheck in an amount equal to at least 1%, but not more than 15%, of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins), subject to the limitations set forth in Section 4. Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.

6.2    Election Changes. During an Offering Period, a Participant may decrease or increase his or her rate of payroll deductions applicable to such Offering Period only once. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the Purchase Date. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the start of the next Offering Period.
6.3    Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (b) withdraws from the Plan in accordance with Section 10, or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.
7.    Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than two thousand (2,000) shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 13 of the Plan) or the amount limited under Section 4 (an “Option”). The Company shall have the authority to take all necessary action, including but not limited to suspending the payroll deductions of any Participant, in order to ensure compliance with this Section 7.
8.    Exercise of Option/Purchase of Shares. A Participant’s Option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares of Common Stock that can be purchased with the amounts in the Participant’s notional account. No fractional shares of Common Stock may be purchased but notional fractional shares of Common Stock will be allocated to the Participant’s ESPP Share Account to be aggregated with other notional fractional shares of Common Stock on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11.
9.    Transfer of Shares; Designated Broker; Dispositions.
9.1    Delivery of Shares. Subject to Section 9.2, as soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her Option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any Option granted hereunder until such shares have been delivered pursuant to this Section 9.
9.2    Designated Broker. If the Committee designates or approves a Designated Broker to hold shares of Common Stock purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Common Stock purchased by each Participant shall be deposited into an ESPP Share Account established in the Participant’s name with the Designated Broker. A Participant shall be free to undertake a disposition of the shares of Common Stock in his or her ESPP Share Account at any time, but in the absence of such a disposition, the shares of Common Stock must remain in the Participant’s ESPP Share Account at the Designated Broker until the holding period set forth in Section 423 of the Code (i.e., the later of one year from the Purchase Date and two years from the Offering Date for such shares) has been satisfied. With respect to shares of Common Stock for which the holding period set forth in Section 423 of the Code have been satisfied, the Participant may move those shares of Common Stock to another brokerage account of the Participant’s choosing. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing at any time, without regard to the holding period set forth in Section 423 of the Code.
9.3    Notice of Disposition. By entering the Plan, each Participant agrees to promptly give the Company notice of any shares of Common Stock disposed of or transferred before the later of one year from the Purchase Date and two years from the Offering Date for such shares of Common Stock (a “Disqualifying Disposition”), showing the number of such shares disposed of and the Purchase Date and Offering Date for such shares of Common Stock. This notice shall not be required if and so long as the Company has a Designated Broker and the provisions of Section 9.2 above apply. A Disqualifying Disposition by a Participant shall not affect the status of any other Option granted under the Plan.

10.    Withdrawal.
10.1    Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen (15) days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s Option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.
10.2    Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.
11.    Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least fifteen (15) days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, and the Participant’s Option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within fifteen (15) days before a Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.
12.    Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.
13.    Shares Reserved for Plan.
13.1    Number of Shares. Subject to adjustment in accordance with Section 18, a total of one million (1,000,000) shares of Common Stock have been reserved as authorized for issuance pursuant to the exercise of Options granted under the Plan. If, for any reason, any Option under the Plan terminates in whole or in part, shares subject to such terminated Option may be again available pursuant to an Option under the Plan. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market.
13.2    Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No Option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which Options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.
14.    Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an Option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be null and void and without effect.
15.    Application of Funds. The Company shall maintain records of all payroll deductions for a Participant in a notional bookkeeping account, and all payroll deductions from a Participant’s Compensation shall be credited to such notional account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.
16.    Statements. Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

17.    Designation of Beneficiary.
17.1    Designation. A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death prior to the Purchase Date of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. All beneficiary designations shall be in such form and manner as the Committee may designate from time to time.
17.2    Changes; No Beneficiary. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the Participant’s surviving spouse, if any, or, if the Participant has no surviving spouse, the executor or administrator of the estate of the Participant.
18.    Adjustments Upon Certain Events.
18.1    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding Option under the Plan, and the numerical limits of Section 7 and Section 13. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, and shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Option to violate Section 423 or Section 424 of the Code.
18.2    Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.
18.3    Corporate Transaction. In the event of a Corporate Transaction, each outstanding Option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the Option, the Offering Period with respect to which the Option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.
19.    General Provisions.
19.1    Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted Options under the Plan shall have the same rights and privileges.

19.2    No Right to Continued Service. Neither the Plan nor any benefits received hereunder will confer on any Participant the right to continue as an Employee or in any other capacity or interfere in any way with the right of the Company or any Subsidiary to reduce such person’s compensation or other benefits or to terminate the services or employment of such Participant, with or without cause. Nothing in this Plan shall be deemed to create any fiduciary relationship between the Company and any Participant.
19.3    Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to Options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.
19.4    Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.
19.5    Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
19.6    Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.
19.7    Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19.8, shall have a term of ten (10) years from the Effective Date.
19.8    Amendment or Termination. Subject to the provisions of Section 423 of the Code (or any other applicable law, regulation, or stock exchange rule), the Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable. In addition, to the extent the Committee considers it necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.
19.9    Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.
19.10    Claims. A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary. The individuals and entities described above in this Section 19.10 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 19.10.
19.11    Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.
19.12    Section 423 of the Code. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is intended to comply with Section 423 of the Code and is inconsistent with Section 423 of the Code or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Section 423 of the Code. This Section 19.12 shall take precedence over all other provisions in the Plan.
19.13    No Trust or Plan Funding. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company with respect to this Plan. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the

Company and any Participant. No Participant, beneficiary, or other person shall have any interest in any particular assets of the Company, any Subsidiary or any of their affiliates by reason of an Option under the Plan.
19.14    Withholding. To the extent required by applicable federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan. At any time, the Company may, but is not obligated to, withhold from a Participant’s Compensation such amount as is necessary for the Company to meet applicable tax withholding obligations.
19.15    Section 409A of the Code. The Plan is intended to be exempt from the application of Section 409A of the Code, and any ambiguities herein will be interpreted to maintain such exemption. In furtherance of the foregoing and notwithstanding any other provision in the Plan to the contrary, if the Committee determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision of the Plan would cause an Option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action that the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Option to purchase Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that any Option to purchase Stock under the Plan is exempt from or compliant with Section 409A of the Code.
19.16    No Liability; Indemnification. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under applicable law, no member of the Board or the Committee (and no Subsidiary) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any person claiming by and through any Participant) as a result of this Plan, or any Claim arising hereunder and, to the fullest extent permitted under applicable law, each Participant (as consideration for receiving and accepting participation in the Plan) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee or any Subsidiary arising out of this Plan. The termination of any such civil or criminal action or proceeding or the disposition of any such claim or demand, by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such member of the Board or Committee did not act (i) in good faith and (ii) for a purpose which such member reasonably believed to be in accordance with the intent of this Plan. Nothing herein shall be deemed to supersede or conflict with any agreement between a member of the Board or the Committee and the Company regarding the Company’s obligations to indemnify such member from and against certain liabilities arising from the performance of the member’s duties. Any such agreement shall govern any inconsistencies with this Section 19.16.
19.17    Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.
19.18    Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

CONSTRUCTION PARTNERS INC.
A LEADING INFRASTRUCTURE COMPANY

CONSTRUCTION PARTNERS, INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

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VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Construction Partners, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE COMMUNICATIONS
If you would like to reduce the costs incurred by Construction Partners, Inc. in mailing proxy materials, you can consent to receiving future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D64624-P64938

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONSTRUCTION PARTNERS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IN PROPOSAL 1.

Nominees:	For	Withhold
1a. Ned N. Fleming, III	☐	☐
1b. Charles E. Owens	☐	☐
1c. Fred J. (Jule) Smith, III	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR "THREE YEARS" ON PROPOSAL 5.

	One Year	Two Years	Three Years	Abstain
5. Advisory, non-binding vote on frequency of future votes to approve executive compensation.	☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3 AND 4.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted FOR each of the nominees in Proposal 1, FOR Proposals 2, 3 and 4, and for "THREE YEARS" for Proposal 5.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

	Yes	No
Please indicate whether you plan to attend this meeting.	☐	☐

Please sign your name exactly as it appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on February 22, 2022:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

This communication presents only an overview of the more complete proxy materials. We encourage you to review all of the important information contained in the proxy materials before voting.

D64625-P64938

CONSTRUCTION PARTNERS, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Ned N. Fleming, III, Fred J. (Jule) Smith, III and R. Alan Palmer, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Construction Partners, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on February 22, 2022, at the Hilton Garden Inn, located at 171 Hospitality Lane, Dothan, Alabama 36303, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4 AND FOR "THREE YEARS" FOR PROPOSAL 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE